UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Echo Global Logistics, Inc.
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Echo Global Logistics, Inc.
600 West Chicago Avenue, Suite 725
Chicago, Illinois 60654
April 30, 2021

To Our Stockholders:

On behalf of the Board of Directors and management of Echo Global Logistics, Inc., we cordially invite you to attend the annual meeting of stockholders (the "Annual Meeting") to be held on Friday, June 11, 2021, at 9:00 a.m., Central Daylight Time. Due to the continuing public health impact of the coronavirus ("COVID-19") pandemic, and out of concern for the health and safety of our stockholders, employees and directors, this year's Annual Meeting will once again be a virtual meeting of the stockholders. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ECHO2021 and entering your control number. If you lose your control number, you may listen to the Annual Meeting by dialing 844-940-4935 (toll free) or 639-380-0064 (toll), but you will not be able to vote, ask questions or access the list of stockholders as of the record date. You will not be able to attend the Annual Meeting in person.
The proxy statement relates to 2020 performance and compensation, neither of which were negatively affected by the COVID-19 pandemic. During 2020, we smoothly implemented our business continuity plan and equipped our employees with the tools and technology they needed to continue to fully perform their job functions while away from the office. Despite all the challenges that were presented in our country and across the globe, we're fortunate that the freight industry was able to rebound and remains strong. The following pages contain the formal notice of the Annual Meeting, the proxy statement and the proxy card. Please review this material for information concerning the business to be conducted at the Annual Meeting and the nominees for election as directors.
The purpose of the Annual Meeting is to consider and vote upon proposals to (i) elect six directors, named in this proxy statement, to serve until the 2022 annual meeting of stockholders or until their respective successors are elected and qualified, (ii) ratify the appointment of our independent registered public accounting firm for 2021, (iii) approve, on an advisory, non-binding basis, the compensation of our named executive officers, (iv) to approve the amendment and restatement of the Echo Global Logistics, Inc. 2008 Stock Incentive Plan (our "2008 Stock Incentive Plan"), and (v) transact such other business as may properly come before the Annual Meeting. In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to our stockholders.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders via the Internet. These rules allow us to provide you with the information you need while lowering the costs and environmental impact associated with printing and mailing proxy materials for the Annual Meeting. On or about April 30, 2021, we will mail to our stockholders a notice containing instructions on how to access the proxy materials and vote on the matters described above. In addition, the notice will include instructions on how you can request a paper copy of the proxy materials.
Whether or not you plan to attend the Annual Meeting virtually, your vote is important, and we encourage you to vote your shares promptly via the Internet or by telephone or mail. Instructions regarding these methods of voting are contained on the notice regarding the availability of proxy materials for the Annual Meeting.
Sincerely yours,

Douglas R. Waggoner
Chief Executive Officer and Chairman of the Board

Echo Global Logistics, Inc.
600 West Chicago Avenue, Suite 725
Chicago, Illinois 60654
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 11, 2021
April 30, 2021
Stockholders of Echo Global Logistics, Inc.:
Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Echo Global Logistics, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 11, 2021, at 9:00 a.m., Central Daylight Time. Due to the continuing public health impact of the coronavirus outbreak ("COVID-19"), and out of concern for the health and safety of our stockholders, directors and employees, this year's Annual Meeting will once again be a virtual meeting of the stockholders. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ECHO2021 and entering your control number. If you lose your control number, you may listen to the Annual Meeting by dialing 844-940-4935 (toll free) or 639-380-0064 (toll), but you will not be able to vote, ask questions or access the list of stockholders as of the record date. You will not be able to attend the Annual Meeting in person.
The meeting will be held for the following purposes:
1.To elect six directors of the Company, named in this proxy statement, to serve until the 2022 annual meeting of stockholders or until their respective successors are elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.To approve, on an advisory, non-binding basis, the compensation of our named executive officers;
4.To approve the amendment and restatement of our 2008 Stock Incentive Plan; and
5.To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
These items of business, including the nominees for director, are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on April 16, 2021 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
We are pleased to take advantage of the Securities and Exchange Commission ("SEC") rules that allow issuers to furnish proxy materials to stockholders via the Internet. On or about April 30, 2021, we will mail to our stockholders a notice containing instructions on how to access the proxy materials and vote on the matters described above. In addition, the notice will include instructions on how you can request a paper copy of the proxy materials.
All stockholders are cordially invited to attend the virtual Annual Meeting. However, whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the materials accompanying this Notice. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares electronically, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Peter M. Rogers Chief Financial Officer and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 11, 2021.
        This Proxy Statement and the 2020 Annual Report are available at: www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

Echo Global Logistics, Inc.
600 West Chicago Avenue, Suite 725
Chicago, Illinois 60654
PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
This proxy statement and enclosed proxy card are being furnished to stockholders commencing on or about April 30, 2021 in connection with the solicitation by the Board of Directors (the "Board") of Echo Global Logistics, Inc., a Delaware corporation ("Echo," the "Company," "we," "us," or "our"), of proxies for use in voting at the 2021 annual meeting of stockholders (the "Annual Meeting"). You are receiving the proxy materials because the Board is seeking your permission (or proxy) to vote your shares at the Annual Meeting on your behalf. This proxy statement presents information that is intended to help you in reaching a decision on voting your shares of common stock. Only stockholders of record at the close of business on April 16, 2021, the record date, are entitled to vote at the Annual Meeting. As of April 16, 2021, there were 26,635,553 shares of common stock outstanding and entitled to vote.
Annual Meeting Information
Date and Virtual Meeting Information. The Annual Meeting will be held virtually on Friday, June 11, 2021 at 9:00 a.m., Central Daylight Time. To participate in the Annual Meeting visit www.virtualshareholdermeeting.com/ECHO2021 using your desktop or mobile device and enter the control number included on your proxy card.
Admission. Only record or beneficial owners of the Company's common stock, or their proxies, may participate in the Annual Meeting. To participate in the Annual Meeting, you will need the control number included in your Notice Regarding the Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in a bank or brokerage account, instructions should also be provided on the voting instructions form. If you lose your control number, you may join the Annual Meeting as a "Guest" or by dialing 877-303-6235 (toll free) or 631-291-4837 (toll) and referencing "Echo Global Logistics," but you will not be able to vote, ask questions or access the list of stockholders as of the record date.
Voting Information
Record Date. The record date for the Annual Meeting is April 16, 2021. You may vote all shares of the Company's common stock that you owned as of the close of business on that date. Each share of common stock entitles you to one vote on each item to be voted on at the Annual Meeting. Cumulative voting is not permitted. On the record date, there were 26,635,553 shares of common stock outstanding and entitled to vote. We have no other voting securities.
Confidential Voting. Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for the Company to assert or defend claims, (c) in the case of a contested election of director(s) or (d) at your express request.
Vote by Proxy. If your shares of common stock are held in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you can vote your shares on matters presented at the Annual Meeting or by proxy. There are three ways to vote by proxy:
1.By Telephone - Stockholders can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
2.By Internet - You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or
3.By Mail - You can vote by mail by signing, dating and mailing your proxy card.
Any proxy given pursuant to such solicitation by a stockholder of record and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption "PROPOSALS TO BE VOTED ON--Proposal 1: Election of Directors," FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company's fiscal year ending December 31, 2021 under "PROPOSALS TO BE VOTED ON--Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm," FOR advisory approval of the compensation of our named executive officers as disclosed in this proxy statement under "PROPOSALS TO BE VOTED ON--Proposal 3: Advisory Approval of the Compensation of Our Named Executive Officers," FOR the approval of the amendment and restatement of our 2008 Stock Incentive Plan under "PROPOSALS TO BE VOTED ON--Proposal 4: Approval of the Amendment and Restatement of the 2008 Stock Incentive

Plan," and in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the Annual Meeting and any adjournments thereof.
Submitting Voting Instructions for Shares Held Through a Broker. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting virtually by following instructions, which should be provided on the voting instruction form provided by your bank or brokerage firm. Street name stockholders should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting. If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.
If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote at the Annual Meeting, follow the instructions on the voting instruction form provided by your bank or brokerage firm. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. If you do not give your broker or nominee instructions on how to vote your shares, your broker or nominee can vote your shares with respect to "routine" items but not with respect to "non-routine" items. "Proposal 1: Election of Directors," "Proposal 3: Advisory Approval of the Compensation of Our Named Executive Officers," and "Proposal 4: Approval of the Amendment and Restatement of our 2008 Stock Incentive Plan" are non-routine matters for which your broker or nominee may not vote without explicit instructions from you. "Proposal 2: Ratification of Independent Registered Public Accounting Firm" is a routine matter for which your broker or nominee may vote your shares without explicit instructions from you.
Quorum. In order to carry on the business of the Annual Meeting, we must have a quorum. This means that stockholders representing at least 50% of the common stock issued and outstanding as of the record date must be present at the Annual Meeting, either by participating virtually or by proxy. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum, but broker non-votes are not considered "present" for purposes of voting on non-routine matters.
Revoking Your Proxy. You may revoke your proxy at any time by (1) providing written notice to Peter M. Rogers, Corporate Secretary, Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654 at any time prior to the voting thereof, (2) submitting a proxy with a later date or (3) participating in the Annual Meeting and voting electronically.
Vote Required to Elect Directors. In order to be elected, director nominees must receive the affirmative vote of a majority of the votes cast in the election of directors. In other words, a nominee for director must receive more votes "FOR" his or her election than votes "AGAINST" such nominee. The size of the Board is currently set at six members. Abstentions and broker non-votes will have no effect on the election of directors.
Vote Required to Adopt Other Proposals. "Proposal 2: Ratification of Independent Registered Public Accounting Firm" requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against the ratification of the independent registered accounting firm, and there will be no broker non-votes with respect to this proposal, as it is a routine item.
"Proposal 3: Advisory Approval of the Compensation of Our Named Executive Officers" requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon. The vote is on the total compensation package provided to the named executive officers, as described in the Compensation Discussion and Analysis and related compensation tables. Abstentions will have the same effect as a vote against the advisory approval of the compensation of our Named Executive Officers. Broker non-votes will have no effect on the advisory approval of the compensation of our Named Executive Officers. The stockholder vote will not be binding on the Company or the Board and may not be construed as (1) overruling their decision, (2) creating or implying any addition or change to the Board's fiduciary duties, or (3) restricting or limiting stockholders' ability to make proposals for inclusion in proxy materials related to executive compensation.
"Proposal 4: Approval of the Amendment and Restatement of the 2008 Stock Incentive Plan" requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on this proposal.
Director Nominations. For a stockholder to nominate an individual to serve as a director at the 2022 annual meeting of stockholders, the stockholder must follow the procedures outlined in this proxy statement under the caption "OTHER INFORMATION—Stockholder Proposals for the 2022 Meeting." Stockholders may also designate a director nominee to be considered by the Board for recommendation to the stockholders at the 2022 Annual Meeting by following the procedures outlined in this proxy statement under the caption "BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Meetings and Committees of the Board of Directors—Nominating and Corporate Governance Committee."
PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
Nominees
The size of the Board is currently set at six members. At the Annual Meeting, the stockholders will elect six directors to serve until the 2022 Annual Meeting of stockholders or until their respective successors are elected and qualified. Unless marked otherwise, proxies received will be voted "FOR" the election of each of the six nominees named below. Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors. In accordance with the Company's by-laws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of stockholders held for the election of directors.
All nominees have consented to be named in this proxy statement and to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. As of the date of this proxy statement, the Board has no reason to believe that any of the persons named herein will be unable or unwilling to serve as a nominee or as a director, if elected.
The Company believes that the Board as a whole should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to the Company's operations and interests. In addition to considering a candidate's background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our business. The Company does not have a formal policy with regard to the consideration of diversity in identifying candidates, but the Nominating and Corporate Governance Committee strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate level of talent, skills and expertise to oversee the Company's business. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. The Company's policy is to have at least a majority of directors qualify as "independent directors" as defined in the rules of the Nasdaq Global Market. Currently, five of our six directors are independent.
The Nominating and Corporate Governance Committee seeks candidates with strong reputations and experience in areas relevant to the strategy and operations of the Company, particularly in industries and growth segments that the Company serves. Each director nominee holds or has held senior positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, the director nominees have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. Each of our directors also has experience serving on boards of directors or trustees and committees of other companies.
The Nominating and Corporate Governance Committee also believes that each of the nominees and current directors has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on the Board and its committees.

The names of the Company's current directors and director nominees, their ages as of April 16, 2021, their recent employment or principal occupation, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, and their period of service as director of the Company are set forth below:

Name	Age	Position
Douglas R. Waggoner	62	Chairman of the Board and Chief Executive Officer
Samuel K. Skinner(1)(2)(3)	82	Lead Independent Director
Matthew Ferguson(1)(2)	54	Director
David Habiger(1)(2)	52	Director
William M. Farrow III(1)(3)	66	Director
Virginia L. Henkels(1)(3)	52	Director
_______________________________________________________________________________
(1)Member of our Audit Committee.
(2)Member of our Compensation Committee.
(3)Member of our Nominating and Corporate Governance Committee.
There are no family relationships among any of the directors or executive officers of the Company. Our Board has affirmatively determined that five of our six director nominees, Messrs. Skinner, Ferguson, Habiger, and Farrow and Ms. Henkels, are "independent directors" as defined in the rules of the Nasdaq Global Market.
Douglas R. Waggoner has served as our Chief Executive Officer since December 2006 and on our Board since February 2008. In June 2015, the Board appointed Mr. Waggoner to serve as Chairman of the Board. Since April 2015, Mr. Waggoner has also served on the board of directors of SP Plus Corporation, a provider of, among other things, professional parking, ground transportation and logistics services, and Daylight Transport, a leading expedited LTL carrier. Prior to joining Echo, Mr. Waggoner founded SelecTrans, LLC, a freight management software provider based in Chicago, Illinois. From April 2004 to December 2005, Mr. Waggoner served as the Chief Executive Officer of USF Bestway, and from January 2002 to April 2004, he served as the Senior Vice President of Strategic Marketing for US Freightways Corporation. Mr. Waggoner served as the President and Chief Operating Officer of Daylight Transport from April 1999 to January 2002, Executive Vice President from October 1998 to April 1999, and Chief Information Officer from January 1998 to October 1998. From 1986 to 1998, Mr. Waggoner held a variety of positions in sales, operations, marketing and engineering at Yellow Transportation before eventually leaving the company as the Vice President of Customer Service. Mr. Waggoner holds a Bachelor of Science degree in Economics from San Diego State University. Mr. Waggoner provides the Board significant transportation industry-specific operations management and leadership experience.
Samuel K. Skinner first joined our Board in September 2006 and served as our non-executive Chairman of the Board from February 2007 to June 2015. Since June 2017, Mr. Skinner has served as the Board's Lead Independent Director. Since May 2004, Mr. Skinner has been of counsel at the law firm Greenberg Traurig, LLP where he is the Chair of the Chicago Governmental Affairs Practice. Mr. Skinner served as Chairman, President and Chief Executive Officer of US Freightways Corporation from July 2000 to May 2003, and from 1993 to 1998 he served as President of Commonwealth Edison Company and its holding company, Unicom Corporation. During his time at US Freightways, it was one of the largest transportation and logistics companies in the country until its merger with YRC. Mr. Skinner served as the Chief of Staff to President George H.W. Bush from December 1991 to August 1992, and from 1989 to 1991, he served as the Secretary of Transportation. In 1975, he was appointed by President Gerald R. Ford as the United States Attorney for the Northern District of Illinois. Mr. Skinner formally served as Vice Chairman of the Board of Virgin America Airlines. He previously served on the boards of Navigant Consulting, Inc., Virgin America and the Chicago Board Options Exchange (CBOE), Inc. Mr. Skinner currently serves as director of Darley Manufacturing. Mr. Skinner holds a Bachelor of Science degree in Accounting from the University of Illinois and a Juris Doctor from DePaul University College of Law. Mr. Skinner brings to the Board extensive leadership experience and transportation and logistics industry experience in both the public and private sectors, operations management skills and experience with corporate governance and regulatory matters, having served as the chief executive officer of a large public company and a director of several public companies for over 10 years.
Matthew Ferguson has served on our Board since February 2010. Mr. Ferguson currently serves as the non-executive chairman of CareerBuilder.com, an online recruiting service. From June 2004 to September 2018, Mr. Ferguson served as the Chief Executive Officer and as its Chief Operating Officer, and as Senior Vice President from 2000 to 2004. Mr. Ferguson is a partner at Woodington Management, LLC, a real estate management company. He is also Chairman of the Board of DataClover, a company that offers customer service technology for the auto industry. He received a Bachelor of Arts degree from Indiana University, a Master of Business Administration degree from the University of Chicago and a Juris Doctor degree from Northwestern University. Mr. Ferguson brings to the Board extensive leadership experience, operations management skills and experience with corporate governance and regulatory matters, having served as chief executive officer of a large global company and its partnership with several publicly-held entities.
David Habiger has served on our Board since December 2012. Since March 2018, Mr. Habiger has served as President and Chief Executive Officer of J.D. Power. From April 2015 to June 2016, Mr. Habiger served as the Chief Executive Officer of Textura Corporation. From June 2011 to July 2012, Mr. Habiger served as the Chief Executive Officer of NDS Group Ltd. until it was acquired by Cisco Systems. From February 1993 to February 2011, Mr. Habiger held various roles including serving as President and Chief Executive Officer at Sonic Solutions, a digital media software company. Since 2016, Mr. Habiger is a director of GrubHub, serving on the Audit and Compensation Committees, a director of Xperi, serving as Chairmen of the board and a member of the Audit Committee, and a director of Stamps.com, serving as a member of the Compensation Committee. Mr. Habiger currently sits on the private boards for Conviva since February 2018, Legend3D since December 2016, Klein Tools since July 2012, Follett since September 2012, Backstop Solutions since September 2013, Sovos since April 2016. Mr. Habiger is an advisor of MDP since 2014, Rush University Medical Center since 2017, and the Chicago Federal Reserve since 2020. Previously, Mr. Habiger was a director for Control4, Enova, Immersion, DTS, RealD and Textura. Additionally, from January 2013 to October 2019, Mr. Habiger was a Venture Partner at the Pritzker Group and from October 2012 to January 2020, Mr. Habiger served as Senior Advisor to Silver Lake Partners. Mr. Habiger received his Bachelor of Arts degree from St. Norbert College and a Master of Business Administration degree from the University of Chicago. He is a member of the National Association of Corporate Directors. Mr. Habiger brings to the Board extensive leadership and management experience, having served as the chief executive officer of two public companies, as well as public company board experience.
William M. Farrow III has served on our Board since June 2017. Mr. Farrow is the co-founder and retired President and Chief Executive Officer of Urban Partnership Bank, a community development financial institution created in 2010 to help prevent financial devastation in moderate income communities in Chicago, Detroit and Cleveland. Mr Farrow is the owner of Winston and Wolfe LLC, established in 2009, offering professional advisory services. Mr. Farrow currently serves on the boards of WEC Energy Group, CoBank, the Chicago Board Options Exchange (CBOE) and Northshore University HealthSystem. From 2013 to 2018, Mr. Farrow served as a Director of the Federal Reserve Bank of Chicago as the Chair of the Audit Committee and a member of the Systems Operations Committee. In 2001, Mr. Farrow joined the Chicago Board of Trade as Executive Vice President, CIO and member of the Office of the President. From 1986 to 2001, Mr. Farrow held multiple senior positions at the First National Bank of Chicago, including Head of Treasury Management Sales. In 1979, Mr. Farrow was a consultant for Arthur Anderson & Company. Mr. Farrow received his Bachelor of Arts degree from Augustana College and his Master of Business Administration degree from Northwestern University's Kellogg Graduate School of Management. Mr. Farrow brings to the Board extensive leadership and management experience as well as experience in financial management strategy.
Virginia L. Henkels has served on our Board since September 2018. Since November 2020, Ms. Henkels has served as Chief Financial Officer and Secretary of Empowerment & Inclusion Capital I Corp, a special purpose acquisition company. From 2008 to 2017, Ms. Henkels served as Executive Vice President, Chief Financial Officer, and Treasurer of Swift Transportation Company, a then-publicly traded transportation services company, where she led numerous capital market transactions including its 2010 initial public offering. From 2004 to 2008, she also held various finance and accounting leadership positions with increasing responsibilities at Swift Transportation and from 1990 to 2002 at Honeywell International, Inc., a worldwide diversified technology and manufacturing leader, including an expatriate international assignment. Ms. Henkels has been a director for Viad Corp. since November 2011, where she served on the Audit Committee. In May 2019, Ms. Henkels became Chair of the Audit Committee and joined the Corporate Governance and Nominating Committee for Viad Corp. In September 2017, Ms. Henkels became a director for LCI Industries and a member of the Audit Committee and Compensation Committee. In May 2018, Ms. Henkels became Chair of the Audit Committee for LCI Industries. Ms. Henkels holds a Masters of Business Administration degree from Arizona State University and a Bachelor of Business Administration degree from University of Arizona. Ms. Henkels is currently a member of the National Association of Corporate Directors and the Women's Corporate Director organizations. Ms. Henkels is a former Certified Public Accountant and brings to the Board extensive experience in finance, accounting, capital markets, and investor relations as well as experience in strategy development, risk management, mergers and acquisitions, audit, corporate culture, and corporate governance.
Required Vote
In order to be elected, director nominees must receive the affirmative vote of a majority of the votes cast in the election of directors. In other words, a nominee for director must receive more votes "FOR" his or her election than votes "AGAINST" such nominee.

Recommendation of the Board of Directors
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING DIRECTORS: DOUGLAS R. WAGGONER, SAMUEL K. SKINNER, MATTHEW FERGUSON, DAVID HABIGER, WILLIAM M. FARROW III AND VIRGINIA L. HENKELS.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Ernst & Young LLP has served as the Company's independent registered public accounting firm since 2007 and has been appointed by the Audit Committee to continue as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. In the event that ratification of this selection is not approved by a majority of the shares of common stock of the Company represented at the Annual Meeting in person or by proxy and entitled to vote on the matter, the Audit Committee and the Board will review the Audit Committee's future selection of an independent registered public accounting firm.
Representatives of Ernst & Young LLP will be participating in the virtual Annual Meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.
Required Vote
The affirmative vote of the holders of a majority of the Company's common stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal is required to approve the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year.
Recommendation of the Board of Directors
THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.
Proposal 3: Advisory Approval of the Compensation of Our Named Executive Officers
Under Section 14A of the Securities Exchange Act of 1934, enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company is required to provide a stockholder advisory vote, at least every three years, to approve the compensation of our named executive officers, as disclosed in our Compensation Discussion and Analysis, related compensation tables, and other related material under the compensation disclosure rules of the SEC set forth in this proxy statement. Based on feedback from our stockholders at the 2017 Annual Meeting, our Board elected to provide this vote on an annual basis. At our 2020 annual meeting, in a non-binding vote, over 88% of shares cast voted in favor of our executive compensation program and practices disclosed in our 2020 proxy statement.
This advisory vote will not be binding on or overrule any decisions by our Board, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Our Board has determined that the best way to allow our stockholders to vote on the Company's executive pay programs and policies is through the following resolution:
RESOLVED, that the stockholders approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables, and related material).
Required Vote. Approval of this proposal will require the affirmative vote of a majority of the holders of our common stock represented in person or by proxy and entitled to vote at the Annual Meeting.
Recommendation of the Board of Directors
THE BOARD RECOMMENDS A VOTE "FOR" ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 4: Approval of the Amendment and Restatement of our 2008 Stock Incentive Plan
A proposal will be presented at the Annual Meeting to approve the amendment and restatement of the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan, which we refer to as the 2008 Stock Incentive Plan. The 2008 Stock Incentive Plan was originally adopted by the Board of Directors effective October 1, 2009, and was later amended on June 2, 2010, June 20, 2012 and April 18, 2017 by our Board and approved by Company's stockholders. On April 22, 2021, our Board approved the amendment and restatement of the 2008 Stock Incentive Plan, subject to stockholder approval. The amendment and restatement of the 2008 Stock Incentive Plan (i) increases the maximum number of shares of common stock that may be issued under the 2008 Stock Incentive Plan by 850,000 from 3,400,000 (plus any shares that are subject to grant under our 2005 Stock Option Plan) to 4,250,000 (plus any shares that are or become available for grant under our 2005 Stock Option Plan), (ii) increases that total (equity and non-equity) compensation limit applicable to non-employee directors from $400,000 to $650,000 in the applicable calendar year and (iii) to make certain additional clarifying and administrative updates to the 2008 Plan, including technical amendments to reflect recent changes to Section 162(m) of the Internal Revenue Code (the "Code").
Approval of the amendment and restatement of our 2008 Stock Incentive Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote.
A summary of the material provisions of the 2008 Stock Incentive Plan, as amended and restated, is set forth below. A copy of the 2008 Stock Incentive Plan, as amended and restated, is set forth in Appendix B. The following general description of certain features of the 2008 Stock Incentive Plan is qualified in its entirety by reference to the provisions of the 2008 Stock Incentive Plan set forth in Appendix B. Unless otherwise indicated, terms used in this summary shall have the meanings set forth in the 2008 Stock Incentive Plan.
Description of the 2008 Stock Incentive Plan
Purpose of the 2008 Stock Incentive Plan
The 2008 Stock Incentive Plan was established by the Company to:
•promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance; and
•provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its business is largely dependent.
The 2008 Stock Incentive Plan permits the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock awards and forms of incentive compensation to all participants in the 2008 Stock Incentive Plan. Any option granted under the 2008 Stock Incentive Plan may be either an incentive stock option, which we refer to as an ISO, or a non-qualified stock option, which we refer to as a NQSO.
Eligibility and Limits on Awards
Any employee, consultant or director of the Company or an affiliate selected by the Committee is eligible to receive awards under the 2008 Stock Incentive Plan. As of December 31, 2020, the Company and its affiliates had approximately 2,593 employees and five non-employee directors eligible to participate in the plan. No consultant were eligible to participate in the 2008 Stock Incentive Plan as of Deember 31, 2020. The specific employees, consultants and directors who will be granted awards under the 2008 Stock Incentive Plan and the type and amount of any such awards will be determined by the Compensation Committee of the Board (the "Committee").
The 2008 Stock Incentive Plan limits the maximum amount of awards that may be granted to participants. The maximum number of shares of our common stock that may be delivered to participants and their beneficiaries under the 2008 Stock Incentive Plan is 4,250,000, which includes the 850,000 shares added pursuant to this amendment and restatement. The maximum number of shares of common stock that may be delivered to participants and their beneficiaries with respect to ISOs under the 2008 Stock Incentive Plan is 500,000 shares. The maximum number of shares and share equivalent units that may be granted to any one participant during any one calendar year period is 500,000 shares. The maximum number of shares and share equivalent units that may be granted to any one non-employee director during any one calendar year is 500,000 shares, provided that during such calendar year the total (equity and non-equity) compensation to such non-employee directors shall not exceed $650,000.

Administration
The authority to control and manage the operation and administration of the 2008 Stock Incentive Plan is vested in the Committee. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board in its discretion may determine that the 2008 Stock Incentive Plan will be administered by another committee appointed by the Board whose composition satisfies the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act and the "independent director" requirements of the Nasdaq Marketplace Rules, or any successor regulations or provisions.
The Committee has the authority and discretion to select employees, directors and consultants to participate in the 2008 Stock Incentive Plan, determine the sizes and types of awards, determine the terms and conditions of awards in a manner consistent with the 2008 Stock Incentive Plan, construe and interpret the 2008 Stock Incentive Plan and any agreement or instrument entered into under the 2008 Stock Incentive Plan, establish, amend or waive rules and regulations for the 2008 Stock Incentive Plan's administration, amend the terms and conditions of any outstanding award to the extent they are within the discretion of the Committee as provided in the 2008 Stock Incentive Plan, and make all other determinations that may be necessary or advisable for the administration of the 2008 Stock Incentive Plan.
Except to the extent prohibited by applicable securities laws or the 2008 Stock Incentive Plan, the Committee may delegate some or all of its authority under the 2008 Stock Incentive Plan to any person or persons selected by it.
Shares Reserved for Awards & Limitations on Vesting
Subject to our stockholders' approval of this amendment and restatement, the maximum number of shares of our common stock that may be delivered under the 2008 Stock Incentive Plan is 4,250,000 shares. The closing price of the Company's common stock on the Nasdaq Global Market on April 16, 2021 was $32.88 per share.
To the extent any shares of our common stock covered by an award are not delivered because the award is forfeited, canceled, or otherwise terminated, then such shares shall not be deemed to have been delivered for purposes of determining the number of shares of our common stock available for delivery under the 2008 Stock Incentive Plan. To the extent any shares of our common stock covered by an award were (i) delivered by attestation to, or withheld by, the Company in connection with the exercise of an option awarded under the 2008 Stock Incentive Plan or in payment of any required income tax withholding for the exercise of an option or the taxable event related to any other award awarded under the 2008 Stock Incentive Plan, (ii) repurchased by the Company on the open market or (iii) not issued due to a net settlement of an award, such shares shall be deemed to have been delivered for purposes of determining the number of shares of our common stock available for delivery under the 2008 Stock Incentive Plan.
In the event of a corporate transaction involving the Company (including, without limitation, any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, or share combination) and certain other non-recurring events, the Committee shall adjust awards in any manner determined by the Committee to be an appropriate and equitable means to prevent dilution or enlargement of rights.
All awards granted under the 2008 Stock Incentive Plan must have a minimum vesting period of one year, except if an award agreement or a written employment agreement, provides for accelerated vesting in the case of death, disability, retirement, termination without cause, termination for good reason or any other termination of service, or the occurrence of a change in control, provided that the Committee may only grant awards covering five percent or fewer of the total number of shares authorized under the 2008 Stock Incentive Plan without respect to the aforementioned minimum vesting requirements.
Stock Options
The 2008 Stock Incentive Plan permits the granting of stock options. The grant of an option entitles the participant to purchase shares of our common stock at an exercise price established by the Committee. Any option granted under the 2008 Stock Incentive Plan may be either an ISO or an NQSO, as determined in the discretion of the Committee.
An option shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement. In no event, however, shall an option expire later than ten years after the date of its grant. The exercise price of each option shall be established by the Committee; provided, however, that the exercise price of an incentive stock option shall not be less than 100% of the fair market value of a share of our common stock on the date of grant.

The full exercise price for shares of our common stock purchased upon the exercise of any option shall be paid at the time of such exercise:
•in cash;
•by tendering previously acquired shares (provided that the shares that are tendered must have been held by the participant for at least six months prior to the payment date) duly endorsed for transfer to the Company or shares issuable to the participant upon exercise of the option; or
•by a combination of the above-mentioned payment methods.
Except in connection with certain recapitalization events or for the purpose of preserving the benefits or potential benefits of the awards, or reductions of the exercise price approved by the Company's stockholders, the exercise price for any outstanding option may not be decreased after the date of grant, including via any cancellation or substitution.
No dividends or dividend equivalents shall be paid in connection with the options.
Stock Appreciation Rights
The 2008 Stock Incentive Plan permits the granting of stock appreciation rights ("SARs"). The grant price of a SAR is determined by the Committee, but the grant price for a SAR intended to be exempt from Section 409A of the Code ("Section 409A") shall be equal to or greater than the fair market value of a share of our common stock on the date of grant. The term of a SAR may not exceed ten years. A SAR may be exercised upon the terms and conditions imposed by the Committee. Upon exercise of a SAR, a participant will receive payment equal to the number of SARs exercised multiplied by the excess of the fair market value of a share of our common stock on the date of exercise over the grant price. Payment of a SAR may be made in cash, shares of our common stock, or a combination of cash and shares, as determined by the Committee.
Except in connection with certain recapitalization events or for the purpose of preserving the benefits or potential benefits of the awards, or reductions of the exercise price approved by the Company's stockholders, the grant price for any outstanding SAR may not be decreased after the date of grant, including via any cancellation or substitution.
No dividends or dividend equivalents shall be paid in connection with the SAR.
Restricted Stock and Restricted Stock Units
The 2008 Stock Incentive Plan permits the granting of restricted stock and restricted stock units. The grant of a share of restricted stock entitles the participant to receive a share of our common stock upon completing a specified period of service with the Company or its affiliates and/or the achievement of specific performance objectives. The grant of a restricted stock unit entitles the participant to receive a payment of a share of our common stock upon completing a specified period of service with the Company or its affiliates and/or the achievement of specific performance objectives.
Grants of restricted stock and restricted stock units become vested in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement. Selected participants may elect (or be required, as to bonuses) to defer a portion of their salary and/or bonus in exchange for restricted stock units. Each participant who elects to make a deferral will be credited under the 2008 Stock Incentive Plan with a number of restricted stock units equal to no less than the amount of the deferral divided by the fair market value of a share of our common stock on the date of the grant of the restricted stock units.
Participants holding shares of restricted stock during the restriction period may exercise full voting rights with respect to those shares. No dividends will be paid under a grant of restricted stock or restricted stock units unless subject to the same vesting conditions as the underlying restricted stock or restricted stock units.
Performance Shares
The 2008 Stock Incentive Plan permits the granting of performance shares. Each performance share must have an initial value equal to the fair market value of a share of our common stock on the date of grant. The Committee will set the performance periods and performance objectives that, depending on the extent to which they are met, will determine the number of performance shares payable in cash, shares or a combination of cash and shares, as applicable. No dividends will be paid under a performance share grant, unless subject to the same vesting conditions as the underlying performance share.

Other Stock Awards
Subject to the terms of the 2008 Stock Incentive Plan, other stock awards may be granted to participants in such amounts and upon such terms, and at any time from time to time, as the Committee determines, provided that no dividends shall be paid unless subject to the same vesting conditions as the underlying other Stock Award.
Performance Measures
The performance measures used for purposes of awards (both those granted on or prior to the date of the Annual Meeting and those granted after the date of such meeting) may include, but are not limited to any of the following (or an combination of the same):
•earnings before interest and taxes;
•earnings before interest, taxes, depreciation and amortization;
•net earnings;
•operating earnings or income;
•earnings growth;
•net income (absolute or competitive growth rates comparative);
•net income applicable to shares of common stock;
•cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment
•cash flow in excess of cost of capital;
•earnings per share of common stock;
•return on stockholders' equity (absolute or peer-group comparative);
•stock price and/or total shareholder or stockholder return (absolute or peer-group comparative);
•absolute and/or relative return on common stockholders' equity;
•absolute and/or relative return on capital;
•absolute and/or relative return on assets;
•economic value added (income in excess of cost of capital);
•customer satisfaction;
•expense reduction;
•ratio of operating expenses to operating revenues;
•gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);
•revenue backlog;
•margins realized on delivered services;
•employee engagement.
The Committee may specify any reasonable definition of the performance measure(s) it used. Such definitions may provide for reasonable adjustments and may include or exclude items, including, but not limited to: realized investment gains and losses; items determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence; other unusual or non-recurring items; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other objective measures.
The Committee will have the discretion to adjust targets set for pre-established performance objectives.
Transfers
Except as otherwise provided by the Committee and except as designated by the participant by will or by the laws of descent and distribution, awards under the 2008 Stock Incentive Plan are not transferable. However, subject to the conditions of the 2008 Stock Incentive Plan and the applicable award agreement and any such additional conditions as the Committee may impose, a participant may transfer NQSOs as a gift to certain trusts maintained solely for the benefit of the participant's spouse or children or designate the trusts to which the Company may issue NQSOs, but under no circumstances will a participant be permitted to transfer a stock option to a third-party financial institution without prior stockholder approval.
Change in Control
In the event of a change in control, unless otherwise provided in an award agreement or a written employment agreement and unless an award is assumed or substituted (for equivalent value) by the successor or acquiring company, all outstanding awards will fully vest, except for awards subject to performance measures, which will be treated as vesting at the higher of actual results or target (pro-rated based on the time elapsed through the performance period). Additionally, the Committee has limited discretion to provide (i) accelerated vesting in the event of a change in control if a participant is terminated without cause or for good reason in connection with such change in control and (ii) limited single trigger vesting with respect to awards subject to performance measures in the event of a change in control.
The term "change in control" is defined in "--Potential Payments upon Termination or Change in Control."
Federal Income Tax Consequences
Nonqualified Stock Options
Under the current tax rules, NQSOs granted under the 2008 Stock Incentive Plan will not be taxable to a participant at grant, but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the shares on the exercise date.
The Company will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.
Incentive Stock Options
Under the current tax rules, an employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is generally an adjustment in computing the employee's alternative minimum tax in the year of exercise. If the employee holds the shares of our common stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO. If an employee exercises an ISO but engages in a "disqualifying disposition" by selling the shares acquired on exercise before the expiration of the one- and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of the disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.
Stock Appreciation Rights
Under the current tax rules, a participant will generally not recognize income, and we will not be entitled to a deduction from income, at the time of grant of a SAR. When the SAR is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the SAR is exercised, of our common stock. The participant's tax basis in shares acquired upon exercise of a stock-settled SAR will equal the amount recognized by the participant as ordinary income. We will generally be entitled to a federal income tax deduction, in the tax year in which the SAR is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled SAR for more than one year after the exercise of the SAR, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant's holding period for shares acquired upon the exercise of a stock-settled SAR will begin on the date of exercise.

Restricted Stock and Restricted Stock Units
The Company is required to withhold taxes to comply with federal and state laws applicable to the value of shares of restricted stock when they vest. Upon the lapse of the applicable restrictions, the value of the restricted stock generally will be taxable to the participant as ordinary income and deductible by the Company. Restricted stock units generally are subject to tax at the time of payment, provided the award has previously vested, and the Company will generally have a corresponding deduction when the participant recognizes income.
Performance Shares/Other Stock Awards
Performance shares and other stock awards are generally subject to tax at the time of payment and we generally will have a corresponding deduction when the participant recognizes income.
Section 409A
To the extent that Section 409A is applicable, we intend to administer the 2008 Stock Incentive Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and any regulations and other guidance promulgated with respect to Section 409A by the U.S. Department of Treasury or Internal Revenue Service. The Committee may permit or require a participant to defer receipt of cash or shares of common stock that would otherwise be due to the participant under the 2008 Stock Incentive Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A of the Code) in accordance with the terms of the 2008 Stock Incentive Plan. The deferral of an award under the 2008 Stock Incentive Plan or compensation otherwise payable to the participant will be set forth in the terms of the award agreement or as elected by the participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a participant will designate a time and form of payment and will be made at such time as required by and in accordance with Section 409A. Any deferred compensation arrangement created under the 2008 Stock Incentive Plan will be distributed at such times as provided in an award agreement or a separate election form and in accordance with Section 409A. No distribution of a deferral will be made pursuant to the 2008 Stock Incentive Plan if the Committee determines that a distribution would (i) violate applicable law; (ii) be in violation of Section 409A; or (iii) violate a loan covenant or similar contractual requirement of the Company causing material harm to the Company. In any such case, a distribution will be made at the earliest date at which the Committee determines such distribution would not trigger clause (i), (ii) or (iii) above. All awards under the 2008 Stock Incentive Plan are intended either (i) to be exempt from Section 409A or (ii) to comply with Section 409A, and will be administered in a manner consistent with that intent.
Withholding
The Company has the right to deduct or withhold, or require the participant to remit to the Company, up to the maximum amount the Company determines is necessary to satisfy federal, state and local taxes, domestic or foreign, required by applicable law or regulation to be withheld with respect to any taxable event arising under the 2008 Stock Incentive Plan. The Company may withhold shares of our common stock to satisfy up to the maximum withholding tax required upon a taxable event arising under the 2008 Stock Incentive Plan, but the participant may elect, subject to the approval of the Committee, to deliver to the Company the necessary funds to satisfy the withholding obligation, in which case there will be no reduction in the shares of our common stock otherwise distributable to the participant.
Tax Advice
The preceding discussion is based on U.S. income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2008 Stock Incentive Plan. A participant may also be subject to state and local income taxes in connection with the grant of awards under the 2008 Stock Incentive Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
Governing Law and Forum
In general, to the extent not pre-empted by federal law, Illinois law will govern any disputes arising under the 2008 Stock Incentive Plan and such disputes must be heard in a state or local court located in the state of Illinois, Cook county.
Other Information
The 2008 Stock Incentive Plan was originally effective on October 1, 2009. This amendment and restatement of the 2008 Stock Incentive Plan will be effective April 19, 2021, subject to stockholder approval, and, subject to the right of the Committee to amend or terminate the 2008 Stock Incentive Plan, will remain in effect as long as any awards under it are outstanding;

provided, however, that no awards may be granted under the 2008 Stock Incentive Plan after the ten-year anniversary of the original effective date of the 2008 Stock Incentive Plan.
The Committee may, at any time, amend, suspend or terminate the 2008 Stock Incentive Plan, and the Committee may amend any award agreement; provided that no amendment may, in the absence of written consent to the change by the affected participant, materially alter or impair any rights or obligations under an award already granted under the 2008 Stock Incentive Plan.
As required by law or if so required pursuant to a written policy adopted by the Company, awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding award agreements).
New Plan Benefits and Other Matters
The Committee has discretion to determine the type, terms and conditions and recipients of awards granted under the 2008 Stock Incentive Plan. Accordingly, since future awards under 2008 Stock Incentive Plan will be made at the discretion of the Committee, it is not currently possible to determine the amount of the awards that will be received by any director, officer, consultant or employee of the Company in the future if the amendment and restatement of the 2008 Stock Incentive Plan is approved.
On April 16, 2021, the Nasdaq Global Market reported a closing price of $32.88 for our common stock. The following table sets forth information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2020.
Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(1)
Equity Compensation Plans Approved by Security Holders	8,389	$14.42	700,048
Equity Compensation Plans Not Approved by Security Holders	—	$—	—
Total	8,389	$14.42	700,048
(1) Includes shares remaining available for future issuance under our 2008 Stock Incentive Plan as of December 31, 2020.

Summary of Outstanding Performance Awards (2017 - 2020)

Performance-Based Awards (Shares)
# of Shares
Non-vested at December 31, 2017	196,760
Granted	97,966
Vested (or Earned)	(40,868)
Forfeited	(68,200)
Non-vested at December 31, 2018	185,658
Granted	105,543
Vested (or Earned)	(13,267)
Forfeited	(102,792)
Non-vested at December 31, 2019	175,142
Granted	139,191
Vested (or Earned)	(37,188)
Forfeited	(112,689)
Non-vested at December 31, 2020	164,456

RESOLVED, that the stockholders approve the amendment and restatement of the 2008 Stock Incentive Plan.
Required Vote. Approval of this proposal will require the affirmative vote of a majority of the holders of our common stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against these matters because they are considered present and entitled to vote, but are not voted.
Recommendation of the Board of Directors
THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2008 STOCK INCENTIVE PLAN.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Leadership Structure
Our Board is led by our Chairman and CEO, Douglas R. Waggoner. In accordance with Company policy, the Board of Directors sets high standards for the Company's employees, officers and directors. It is the duty of the Board and its leadership to serve as a prudent fiduciary for stockholders and to oversee the management of the Company's business. We believe that having Mr. Waggoner serve as Chairman and CEO is the most appropriate structure for the Company, as Mr. Waggoner can unify his responsibility for setting the strategic direction of the Company with his role of providing guidance to the leadership team as Chairman of the Board. Our current Lead Independent Director, Samuel K. Skinner, serves as a liaison between senior management and the Company's independent directors, and presides at executive sessions of the Board. The role of Lead Independent Director was created in June 2015 to further enhance the Board's independence and corporate governance. We believe our current board leadership structure strengthens the alignment between the Board and the day-to-day operations of the Company and is most appropriate for the Company at this time.
Board Diversity
Echo’s philosophy is to retain a Board of Directors that is both vastly experienced and diverse in thought, leadership, and experience. Echo’s Board embraces knowledge and understanding of diverse geographies, cultures, personalities, and work styles, as well as people from various backgrounds, including race, disability, gender, sexual orientation, religion, belief, and age.
Echo’s Board firmly believes that appointments should be based on merit as well as what will complement and expand the skills, knowledge, and experience of the Board as a whole.

The following table provides additional information about our Board diversity:

Board of Directors	# of Directors
Number of Non-Executive Directors on Board	5
Number of Independent Directors	5
Number of Corporate Executive Officers on Board	1
Number of Women on the Board	1
Number of Minorities on the Board	1

Board of Directors' Role in Risk Oversight
Risk assessment and oversight are a critical part of our corporate governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into both our overall corporate strategy and our day-to-day business operations. It is management's responsibility to identify, evaluate, manage and mitigate risk within the context of our strategic plans and to bring to the Board's attention the most material risks facing the Company. It is the Board's responsibility to oversee our overall risk management processes and to ensure that management is taking appropriate action to manage material risks. The Board has delegated certain risk management oversight tasks to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee in their respective areas of financial statement compliance and financial reporting, compensation plans and policies, and general corporate governance practices.
The Board also relies on the external audit of financial information, the Company's internal control structure, the Company's insurance advisors and the historically conservative practices of the Company to provide comfort on the Company's ability to manage its risks.
Code of Ethics and Business Conduct
Echo is committed to acting with uncompromising honesty and integrity. Every employee is required to sign the Echo Employee Handbook, which includes the Code of Ethics and Business Conduct. Echo performs internal audits to ensure compliance with this requirement. The Code of Ethics and Business Conduct provides guidance to employees on adhering to this commitment, while recognizing that it does not address every situation an employee is likely to encounter. This code is therefore not a substitute for an employee's responsibility and accountability to exercise good judgment and obtain guidance on appropriate business conduct. Echo also incorporates further ethics content in its induction training and within other sections of the Echo Employee Handbook.
Equal Employment Opportunity
Echo is an equal opportunity employer. In accordance with applicable federal, state and local law, we prohibit discrimination against any applicant or employee based on any legally-recognized basis, including, but not limited to: veteran status, uniformed service member status, race, color, religion, sex, sexual orientation, gender identity, age (40 and over), pregnancy (including childbirth, lactation and related medical conditions), national origin or ancestry, physical or mental disability, genetic information (including testing and characteristics) or any other consideration protected by federal, state or local law. Our commitment to equal opportunity employment applies to all persons involved in our operations and prohibits unlawful discrimination by any employee, including supervisors and co-workers.
Employment Practice Standards
We encourage all clients and carriers with which we do business to:
•Observe laws and internationally recognized labor standards;
•Ensure training and education on labor rights for employees; and
•Refrain from knowingly employing anyone who has contributed to the violation of labor rights.
We recognize that we have a responsibility to ensure that human rights are upheld in our supply chain. An extensive on-boarding process is performed for each carrier partner to mitigate the risk of Echo engaging with a supplier having conflicting values to ours.
We are not aware of any significant risk of our operations causing or directly contributing to adverse impacts on the human rights of others. If we identify that adverse impacts have occurred, we will work to remediate those impacts through legitimate and proportionate processes. In addition, no instances have been identified where freedom of association or collective bargaining have been found to be at a material risk.
Social and Environmental Responsibility
Echo considers social, environmental and fair economic business principles as key elements of its business. Echo supports employee resource groups such as Women at Echo, Echo Families, Echo Pride and the Military Employee Interest Group. Echo Gives is a platform allowing employees to make payroll contributions to over 300 charities worldwide and includes a company-funded dollar match. Echo also funds an employee Corporate Citizenship Committee that provides volunteer opportunities to employees within their communities.
Echo recognizes that our employees have many diverse and celebrated backgrounds, cultures and beliefs and is committed to our Diversity, Equity and Inclusion programs, to ensure we provide every opportunity to support our employees. In addition to focusing on expanding our diverse talent pipeline, we also focus on our highest performing and emerging talent. Our Talent Management team works with leaders to identify all high performing employees in our organization and develop Individual Development Plans and mentorship opportunities for high performers, as well as all people of color and women who were within management at the company. This development process strengthens our leadership bench, and by focusing specifically on high performing people of color and women, we are also diversifying our bench strength.
For five consecutive years, Echo has been named one of Chicago's Best and Brightest Companies to Work For®. The Best and Brightest Companies to Work For® competition recognizes organizations that display a commitment to excellence in their employee practices. The judges assess companies based on categories such as communication, employee education and employee recognition. Echo's continued commitment to crafting the best employee experience emphasizes initiatives to cultivate collaboration, a high-energy culture and career development.
Echo is sensitive to the environmental consequences of its operations. Accordingly, we strive to maintain compliance with all applicable federal and state environmental laws and regulations. Echo maintains an Integrated Quality Manual which is intended to provide an overview of the key elements of its Integrated Management System. The Integrated Quality Manual addresses critical requirements of regulatory and certification standards per the scope of the following standards: ISO 9001, ISO 13485 and ISO 14001.
Echo is an EPA SmartWay® Transport ("SmartWay") partner striving to improve the operational efficiencies of its clients and carrier partners through its technology and services. SmartWay provides Echo with an annual report which measures grams per mile of carbon dioxide, nitrogen oxide, and particulate matter. For four consecutive years, Echo has been named a Green Supply Chain Partner by Inbound Logistics, an honor which placed the Company among the leading 75 companies in the area of green transportation management solutions. Internally, Echo strives to reduce its overall carbon footprint by encouraging company-wide recycling efforts, minimizing power use through eco-friendly lighting systems, paperless customer invoicing, utilizing environmentally friendly cleaning supplies and offering commuter benefits to employees for the use of public transportation.
Echo also advises its clients and carrier partners on supply chain practices that minimize carbon emissions and eliminate costs. Echo's main focus is to reduce empty miles and optimize backhaul opportunities. By using technology, industry expertise, and its extensive carrier network and multi-modal transportation options, Echo helps clients and carrier partners improve operational efficiencies and lower carbon emissions.
For further information related to Echo's social and environmental efforts, see ESG report published by the Company on the Echo website under the "ESG Overview" subsection of the "Corporate Responsibility" section of our investor website at https://ir.echo.com.
Safety and Health Practices
Echo's corporate values, policies (including the Code of Ethics and Business Conduct) and practices are aligned to promote care and concern for others, keeping our employees and others safe and healthy. Our employees are provided with the knowledge, skills and abilities to work safely and maintain a healthy environment. Echo establishes viable security measures to ensure the Company's facilities are safe and secure to the maximum extent.
Echo is committed to providing a safe and healthy work environment that is free from violence, harassment, intimidation, and other unsafe or disruptive conditions. We regularly review, maintain, and enforce our Health & Safety and Harassment policies, in addition to providing routine harassment training to all employees and management.
Echo provides workers' compensation coverage to all employees for injuries incurred or occupational illnesses sustained on the job. Our aim is to maintain safety measures that are appropriate, enforceable, consistent and compliant with legislation.

Employee Engagement
Echo is committed to recruiting and retaining top talent across all areas of its business to meet the needs of its clients and carriers. Echo encourages employee development and has created multiple training programs for employees at all levels including new hire training, sales training and management training.
Echo’s leadership team regularly hosts town halls to inform our employees of Echo’s performance, provide updates on strategic initiatives, and recognize the achievements of our team members. These forums are also used to solicit feedback and questions from our employees, which are used in management decisions and positively impact our operations.
Meetings and Committees of the Board of Directors
During 2020, the Board held four meetings. During 2020, each director attended 100% of the aggregate number of meetings of the Board and the committees of the Board on which he or she served. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by the Board.
Audit Committee.   The Audit Committee currently consists of Messrs. Habiger, Skinner, Ferguson and Farrow and Ms. Henkels. Mr. Habiger serves as the chairman of our Audit Committee and will continue to serve as chairman if re-elected to the Board. The Audit Committee is composed entirely of independent directors (under both the rules of the Nasdaq Global Market and Rule 10A-3 under the Exchange Act) and is responsible for, among other things, reviewing and recommending to the Board internal accounting and financial controls, accounting principles and internal auditing practices to be employed in the preparation and review of our financial statements. In addition, the Audit Committee is responsible for the appointment, compensation and oversight of the external auditor. All current committee members are considered "audit committee financial experts" as defined in the SEC rules. During 2020, the Audit Committee held five meetings.
Compensation Committee. The Compensation Committee currently consists of Messrs. Ferguson, Skinner and Habiger. Ms. Henkels served on the Compensation Committee until May 2020. Mr. Ferguson serves as chairman of our Compensation Committee and will continue to serve as chairman if re-elected to the Board. The Compensation Committee is composed entirely of independent non-employee directors and is responsible for, among other things, the following items:
•Reviewing our executive compensation and personnel policies, programs and plans, including management development and succession plans, and approving and administering employee compensation and benefit programs;
•Reviewing and approving our executive compensation philosophy and compensation for our Chief Executive Officer and our other executive officers;
•Reviewing, evaluating and recommending to the Board the compensation of our directors;
•Reviewing, approving and recommending to the Board any new incentive compensation plans or amendments to existing plans;
•Reviewing, discussing and recommending to the Board the compensation discussion and analysis section that is included in this proxy statement;
•Overseeing and monitoring our executive compensation policies, plans and programs for our senior management team to ensure consistency with our compensation philosophy and objectives, as well as the long-term interests of the Company's stockholders; and
•Administering our 2008 Stock Incentive Plan.
The Compensation Committee engaged Meridian Compensation Partners, LLC ("Meridian"), its independent compensation consultant, in 2020 to review and make recommendations regarding our executive and director compensation program. See "EXECUTIVE AND DIRECTOR COMPENSATION—Compensation Discussion and Analysis" for a discussion of the Company's processes and procedures for considering and determining executive and director compensation. In accordance with the requirements of Regulation S-K, the Company has determined that no conflict of interest has arisen with respect to the work of Meridian as compensation consultant to the Compensation Committee. During 2020, the Compensation Committee held four meetings.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee currently consists of Messrs. Skinner and Farrow and Ms. Henkels. Ms. Nelda Connors served on the Nominating and Corporate Governance Committee until her resignation on February 28, 2020. Mr. Skinner serves as the chairman of our Nominating and Corporate Governance Committee and will continue to serve as chairman if re-elected to the Board. The Nominating and Corporate Governance Committee is composed entirely of independent non-employee directors and is responsible for, among other things, assisting the Board with its responsibilities regarding:
•the identification of individuals qualified to become directors;
•the selection of the director nominees for the next annual meeting of stockholders; and
•the selection of director candidates to fill any vacancies on the Board.
In evaluating and determining whether to nominate a candidate for a position on the Board, the Nominating and Corporate Governance Committee will consider the candidate's professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee utilizes a variety of methods. The Company does not have a formal policy with regard to the consideration of diversity in identifying candidates, but the Nominating and Corporate Governance Committee strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate level of talent, skills and expertise to oversee the Company's business. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Nominating and Corporate Governance Committee from current Board members, stockholders, professional search firms, officers or other persons. The Nominating and Corporate Governance Committee will review all candidates in the same manner regardless of the source of recommendation. During 2020, the Nominating and Corporate Governance Committee held one meeting.
The Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. Any stockholder recommendations submitted under the criteria summarized above should include the candidate's name and qualifications for Board membership and should be addressed to Peter M. Rogers, Corporate Secretary, Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654.
For purposes of potential nominees to be considered at the 2022 annual stockholders' meeting, the Corporate Secretary must receive this information no earlier than February 11, 2022 and no later than the close of business on March 14, 2022, in accordance with the procedures in the Company's by-laws. The notice must set forth the candidate's name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the stockholder's name, address and the number of shares beneficially owned (and the period they have been held).
The Company did not pay a third party any fees to identify, evaluate or assist in identifying potential nominees for director in 2020.
Stockholder Engagement and Communications to the Board
Our Board values the feedback and insights gained from frequent engagement with our stockholders. In addition to interactions regarding our financial performance, we engage with stockholders representing a significant portion of our outstanding shares on matters relating to our long-term business strategy and performance, corporate governance, executive compensation and corporate responsibility. Our engagement takes different forms, such as investor road shows, investor presentations and reports posted on our website. We are committed to including our stockholders' perspectives in boardroom discussions, and we believe that regular engagement with our stockholders is necessary in order to ensure thoughtful and informed consideration of those matters.
Stockholders and interested parties can contact the Board or our non-employee directors through written communication sent to Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654, Attention: Pete Rogers, Chief Financial Officer. At the Company's discretion, written communications will be forwarded to the Board or our non-employee directors, as applicable. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.
Communications of a confidential nature can be made directly to the Chairman of the Audit Committee regarding any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee. Any submissions to the Audit Committee should be marked confidential and addressed to the Chairman of the Audit Committee, c/o Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654. Any submission should contain, to the extent possible, a full and complete description of the matter, the parties involved, and the date of the occurrence or, if the matter is ongoing, the date the matter was initiated and any other information that the reporting party believes would assist the Audit Committee in the investigation of such matter.
Governance Documents
All of the Company's current committee charters are on our website under the "Governance" subsection of the "Investors" section of our website at http://www.echo.com. The information contained on our website is not a part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC. The Company's Code of Ethics and Business Conduct applies to all directors, officers (including the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer) and employees of the Company. Stockholders and interested parties may request a copy of the Code of Ethics and Business Conduct, free of charge, by submitting such request to Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654, Attention: Pete Rogers, Chief Financial Officer.
Compensation Committee Interlocks and Insider Participation
Messrs. Ferguson, Skinner and Habiger and Ms. Henkels served on our Compensation Committee during 2020. Ms. Henkels left the Compensation Committee in May 2020. None of the members of our Compensation Committee has in the past served as an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Attendance at Annual Meeting
Directors are encouraged, but not required, to attend our annual stockholders' meeting. All directors attended the 2020 Annual Meeting.
Anti-Hedging Policy
The Company's Insider Trading Policy (the "Policy") prohibits directors, officers and employees of the Company from engaging in transactions that may be considered hedging and pledging of Company securities. An excerpt from the Policy is set forth below:
Scope of Policy
This Policy applies to all directors, officers, employees, agents and consultants of the Company and its subsidiaries and affiliated companies. In this Policy, references to "you" include:
•Your family members who reside with you;
•Anyone else who lives in your household;
•Any family members who do not live in your household but whose transactions in securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in securities);
•Any person to whom you have disclosed material, nonpublic information;
•Any person acting on your behalf or on behalf of any individual listed above; and
•Any entity controlled by any individual listed above.
You are responsible for making sure that the purchase or sale of any security covered by this Policy by any such person complies with this Policy.
Securities Covered
Although it is most likely that the "material, nonpublic information" you possess will relate to the common stock of the Company (including options to purchase common stock of the Company and other derivatives of common stock of the Company), the Company may from time to time issue other securities that are subject to this Policy. In addition, this Policy applies to purchases and sales of the securities of other entities, including clients or suppliers of the Company and entities with which the Company may be negotiating major transactions (such as an acquisition, investment or sale of assets). Information that is not material to the Company may nevertheless be material to those entities.

Other Trading Restrictions
The Company considers it improper and inappropriate for you to engage in short-term or speculative transactions in Company securities or in other transactions in Company securities that may lead to inadvertent violations of the U.S. insider trading laws. Accordingly, your transactions in Company securities are subject to the following guidance:
•Short Sales. You may not engage in short sales of Company securities (sales of securities that are not then owned), including a "sale against the box" (a sale with delayed delivery).
•Publicly Traded Options. You may not engage in transactions in publicly traded options on Company securities (such as puts, calls and other derivative securities) on an exchange or in any other organized market.
•Standing Orders. Standing orders should be used only for a very brief period of time. A standing order placed with a broker to sell or purchase stock at a specified price leaves you with no control over the timing of the transaction. A standing order transaction executed by the broker when you are aware of material, nonpublic information may result in unlawful insider trading even if the standing order was placed at a time when you did not possess material, nonpublic information.
•Margin Accounts and Pledges. Securities held in a margin account or pledged as collateral for a loan may be sold by the broker if you fail to meet a margin call or by the lender in foreclosure if you default on the loan. You may not have control over these transactions, as the securities may be sold at certain times without your consent. A margin or foreclosure sale that occurs when you are aware of material, nonpublic information may, under some circumstances, result in unlawful insider trading. Because of this danger, you should exercise caution in holding Company securities in a margin account or pledging Company securities as collateral for a loan.
STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 16, 2021 (except as indicated below) by:
•all persons known by us to own beneficially 5% or more of our outstanding common stock;
•each of our directors and director nominees;
•each of the named executive officers listed in the "EXECUTIVE AND DIRECTOR COMPENSATION—Executive Compensation—Summary Compensation Table" section of this proxy statement; and
•all of our directors and executive officers as a group.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654.

	Shares of Common Stock Beneficially Owned(1)
Name and Address	Number of Shares	Number of Options	Total	Approximate Percent of Class(1)
5% or Greater Stockholders
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	5,106,760		5,106,760	19.2%
Dimensional Fund Advisors, L.P.(3) Building One 6300 Bee Cave Road Austin, TX 78746	2,059,360		2,059,360	7.7%
The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, PA 19355	1,875,587		1,875,587	7.0%
Directors, Director Nominees and Named Executive Officers
Douglas R. Waggoner	283,887	—	283,887	1.1%
David B. Menzel	103,381	—	103,381	*
Peter M. Rogers	14,872	—	14,872	*
Samuel K. Skinner	40,142	—	40,142	*
Matthew Ferguson	20,779	—	20,779	*
David Habiger	33,128	—	33,128	*
William M Farrow III	18,850	—	18,850	*
Virginia L. Henkels	13,339	—	13,339	*
Directors, Director Nominees and Executive Officers as a group (8 persons)	528,378	—	528,378	2.0%
___________________________________________________________________________
*    = less than 1%.
(1)"Beneficial ownership" means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 16, 2021 are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. The number of shares beneficially owned is determined as of April 16, 2021, and the percentages are based upon 26,635,553 shares of our common stock outstanding as of April 16, 2021. Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.
(2) Based solely on a Schedule 13G filed with the SEC on January 25, 2021 by BlackRock, Inc. ("BlackRock"). BlackRock is the beneficial owner of 5,106,760 shares, with sole dispositive power as to all such shares and sole voting power as to 4,923,790 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of the Company's common stock. The interest of iShares Core S&P Small-Cap ETF in the common stock of Echo is more than 5% of the total outstanding common stock.
(3)    Based solely on a Schedule 13G/A filed with the SEC on February 12, 2021 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP furnishes investment advice to four companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively, referred to as the "Dimensional Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an advisor or sub-advisor to certain Dimensional Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting or investment power over the shares and may be deemed beneficial owner of the shares held by Dimensional Funds. The Schedule 13G/A discloses that Dimensional Funds are the beneficial owner of 2,059,360 shares, with and sole dispositive power as to all such shares and sole voting power of 1,978,426 such shares.
(4) Based solely on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group ("Vanguard"). Vanguard is the beneficial owner of 1,875,587 shares, with sole dispositive power as to 1,820,987 such shares, shared voting power as to 29,994 such shares and shared dispositive power as to 54,600 such shares.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In the ordinary course of our business, we may from time to time enter into transactions with our directors, officers and 5% or greater stockholders. Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules promulgated by the SEC. Our Audit Committee operates under a written charter pursuant to which all related party transactions are reviewed for potential conflicts of interest situations. Such transactions must be approved by our Audit Committee prior to consummation.
For fiscal year 2020, there were no related party transactions.

NAMED EXECUTIVE OFFICERS
The following table sets forth certain information concerning each of our executive officers that served as a named executive officer in 2020 (collectively our "named executive officers"):

Name	Age	Position(s)
Douglas R. Waggoner	62	Chief Executive Officer and Chairman of the Board
David B. Menzel	59	President and Chief Operating Officer
Peter M. Rogers	38	Chief Financial Officer
Douglas R. Waggoner. See "PROPOSALS TO BE VOTED ON—Proposal 1: Election of Directors" for Mr. Waggoner's biographical information.
David B. Menzel has served as our President since July 2014 and as our Chief Operating Officer since October 2013. From April 2008 to September 2013, Mr. Menzel served as our Chief Financial Officer. From May 2005 to March 2008, Mr. Menzel was the Chief Financial and Operating Officer of G2 SwitchWorks Corp., a travel technology company. From 2003 to 2005, Mr. Menzel served as a managing director of Parson Consulting, a management consulting firm. Mr. Menzel served as the Chief Executive Officer of YesMail, Inc. from 2000 to 2003, and as the Senior Vice President and Chief Financial Officer from 1999 to 2000. Mr. Menzel was also the Chief Financial Officer of Campbell Software from 1994 to 1999 and worked in the Audit and Business Advisory Practice at Arthur Andersen LLP from 1985 to 1994. Mr. Menzel holds a Bachelor of Science degree in Accounting and a Master of Accountancy from Florida State University.
Peter M. Rogers has served as our Chief Financial Officer since October 2020. Mr. Rogers joined the Company in 2007 and has over 13 years of experience with Echo and most recently served as the Company's SVP Finance - Controller since March 2019 with the responsibility of leading the Company's accounting, tax and reporting functions. He previously served in various roles at the Company including as VP Finance - Controller from October 2013 to March 2019, Director of Accounting from January 2012 to October 2013, and Finance Manager from July 2007 to December 2011. Prior to joining the Company, he began his career at Crowe LLP from 2005 to 2007. Mr. Rogers has a bachelor's degree in accounting from the Mendoza College of Business at the University of Notre Dame, and a master's in accounting from Northern Illinois University.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis ("CD&A") describes our executive compensation program and philosophy, our compensation-setting process, the elements of our executive compensation program and the compensation decisions made in 2020. This CD&A should be read together with the compensation tables and related disclosures that immediately follow, which provide further historical compensation information for our named executive officers ("NEOs") as identified below.

Name	Age	Position(s)
Douglas R. Waggoner	62	Chief Executive Officer and Chairman of the Board
David B. Menzel	59	President and Chief Operating Officer
Peter M. Rogers	38	Chief Financial Officer
Kyle L. Sauers	50	Former Chief Financial Officer
Executive Summary
Echo Global Logistics is a leading provider of technology-enabled transportation and supply chain management solutions. We utilize a proprietary technology platform to compile and analyze data from our multi-modal network of transportation providers to satisfy the transportation and logistics needs of our clients. Our platform enables us to quickly adapt to and offer efficient and cost-effective solutions for our clients' shipping needs. We focus primarily on arranging transportation with truckload ("TL") and less than truckload ("LTL") carriers. We also offer intermodal (which involves moving a shipment by rail and truck), small parcel, domestic air, expedited and international transportation services. Our core logistics services include carrier selection, dispatch, load management and tracking.
The success of our model and its ability to deliver a competitive value proposition to shippers (our clients) has been the main driver behind our historical growth, and we believe will serve as the basis for our continued expansion.
Our continued expansion and future success is dependent on our talented workforce, including our executive team. We encourage stockholders to review this CD&A, the compensation tables and the related narrative disclosures which outline the objectives of and the philosophy behind our compensation program.
Financial Highlights and Compensation Considerations
As our Company has continued to grow and expand, it has been imperative that the Compensation Committee continually evaluate and transform our executive compensation program to appropriately structure pay packages with consideration for our business objectives, investor expectations and industry standards in light of our evolving business. Our Compensation Committee designs and implements our incentive programs with the firm belief that our compensation program should motivate performance and support achievement of our corporate goals beyond those of the individual performance goals.
In order to accomplish these goals, our annual cash incentives and long-term equity incentives are tied to key internal metrics and relative total shareholder return. Specifically, our annual cash incentive plan utilizes Adjusted gross profit (formerly "Net revenue") and Adjusted EBITDA achievement against targets, while our long-term incentive program features performance shares that are earned based on our relative total shareholder return versus our peers. Adjusted gross profit and Adjusted EBITDA are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States ("GAAP"). For more information regarding Adjusted gross profit and Adjusted EBITDA and a reconciliation to the nearest comparable GAAP measure, see Appendix A, "Reconciliation of Non-GAAP Financial Measures."
How Our Pay Program Works
Our guiding principle is to establish and maintain a compensation program that is fair and reasonable, market competitive and performance driven. Further, our compensation program should support our business strategy and organizational objectives, while successfully aligning executive focus and interest with that of shareholders. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual cash incentives, long-term equity incentives, a competitive benefits package and limited perquisites.

The compensation of our named executive officers in 2020 consisted of the following primary elements:

Base Salary		•Fixed level of cash compensation set with consideration of responsibilities, individual contribution, expertise and market data
Annual Cash Incentives
•100% at-risk compensation based on individual performance and Company performance against Adjusted Gross Profit(1) and Adjusted EBITDA(1)
•NEOs may earn between 0% and 200% of target annual incentive based on performance achievement
•Designed to motivate and reward our executives for the achievement of company-wide objectives and individual contributions on an annual basis
•Target annual cash incentive based on percentage of base salary

Long-Term Equity Incentives	Restricted Stock Units
•Restricted stock units vests ratably over a three-year period based on continued service
•Generally, upon an NEO's separation from service, any then unvested restricted stock unit would be forfeited
•Designed as a retention vehicle for our top executive talent and to align the long-term interests of the NEOs with those of the shareholders

Performance Shares
•100% at-risk compensation based on Company's total shareholder return relative to a peer group
•NEOs may earn between 0% and 200% of target number of performance shares granted based on performance achievement
•Designed to drive sustained share price performance, encourage retention and align NEOs' interests with those of the shareholders

_______________________________________
(1) "Adjusted Gross Profit" (formerly "Net Revenue") and "Adjusted EBITDA" are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States ("GAAP"). For more information regarding Adjusted Gross Profit and Adjusted EBITDA and a reconciliation to the nearest comparable GAAP measure, see Appendix A, "Reconciliation of Non-GAAP Financial Measures."
2020 Target Pay Mix
Consistent with our philosophy of aligning executive pay with performance, and to align the interests of management with those of our shareholders, our compensation packages are designed to provide the majority of executive compensation in the form of variable, at-risk pay which is earned based on the short- and long-term performance of the Company. Our Compensation Committee thoughtfully employs the primary compensation elements described in the table above in order to achieve the target compensation mix as illustrated below:

Pay and Performance Alignment - Realizable Pay
We believe stockholders should understand how much of the above-mentioned target compensation value is actually "realizable" by executives, as this comparison is an important demonstration of the alignment between pay and performance. As illustrated in the graphic below, our CEO and other NEOs have received, over the past three years, performance shares and shares of restricted stock and restricted stock units with an aggregate grant date fair value totaling approximately $9.1 million and $8.2 million at target, grant date fair value, respectively.

CEO
3-Year Target vs. Realizable Equity
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Millions
RSS/RSU
$3.87
PSU
$5.26
RSS/RSU
$4.12
PSU
$4.43
Target Shares
Realizable as of FYE

OTHER NEOs
3-Year Target vs. Realizable Equity
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Millions
RSS/RSU $3.71
PSU $4.49
RSS/RSU $3.10
PSU $2.90
Target Shares
Realizable as of FYE

"Target Shares" is the value of equity (performance shares and service-based restricted stock) based on the grant date fair value.
"Realizable" is the value of the equity compensation that would have been earned or deliverable for each year calculated as of the end of the 2020 fiscal year, including the intrinsic value of long-term incentive plan components, as valued on December 31, 2020 (the last trading day of fiscal year 2020) using the year-end share price of $26.82/share.
2020 Advisory Vote on Executive Compensation
The Compensation Committee reviewed the results of the 2020 stockholder advisory vote on the compensation of our named executive officers and incorporated the results of the vote as one of the many factors considered in connection with the discharge of its responsibilities. Since a substantial majority (over 88%) of our stockholders voting at our 2020 Annual Meeting approved the executive compensation program and practices disclosed in our 2020 proxy statement, the Compensation Committee did not implement changes to the program as a direct result of the stockholder advisory vote. The Compensation Committee will continue to monitor feedback from our stockholders and will consider stockholder input in making executive compensation decisions.
2020 Stockholder Outreach
We have a policy of ongoing direct engagement with stockholders, including outreach and regular dialogue with our major institutional shareholders through meetings, phone calls, and correspondence. During fiscal year 2020, we continued our campaign to obtain feedback from stockholders on topics ranging from our financial performance, strategy, market conditions, stock price and company investments to our executive compensation program and corporate governance. We reached out directly to 23 of our stockholders (who together owned over 43% of our outstanding common stock) and any other stockholder who expressed an interest in discussing our executive pay program. We also sought feedback from the largest proxy advisory firm.
In addition to assessing feedback from our stockholders, we undertook a review of our executive compensation program to identify other areas of improvement.

The table below summarizes the feedback we obtained over the last few years, the actions we took in response to this feedback and areas of improvement we identified through our review of the executive compensation program.

What We Heard	What We Did
Insufficient disclosure on stockholder outreach activities	•Strengthened our CD&A disclosure regarding our engagement efforts by adding this "Stockholder Outreach" section.
CD&A lacked disclosure on how individual performance was evaluated and contributed to the individual executive bonuses	•Expanded discussion of annual cash incentives and the factors that contribute to individual award payouts.
Better demonstration of how pay and performance are aligned over time
•Added discussion of "realizable" pay demonstrating the actual amounts our NEOs are eligible to earn over time based on Company performance.
•Increased focus on long-term, sustainable performance, by updating the vesting period for performance market shares from vesting ratably over three years to full vesting at the end of three years.

Compensation Governance
The Compensation Committee, along with the Company, places high importance on continued increased governance to ensure the alignment between the interests of our executives with those of shareholders and to mitigate excessive risk-taking. The Compensation Committee engages an independent compensation consultant to provide outside advice and feedback on the Company's current compensation policies. These practices, which encourage actions that are in the long-term interests of our shareholders and the Company, include:
Compensation Program Objectives and Philosophy
The objectives of our compensation program are to:
•attract, motivate and retain talented and dedicated named executive officers;
•provide our named executive officers with both cash and equity incentives that link the interests of our NEOs with those of our stockholders; and
•provide our named executive officers with long-term incentives so we can retain them and provide stability during periods of rapid growth.

Use of Peer Group. We define our competitive market for executive talent and investment capital to be the transportation and technology services industries. In 2020, the Compensation Committee engaged Meridian as an independent compensation consultant to provide market information for the total cash and total direct compensation elements of our compensation program against our peer group of companies and present the results to the Compensation Committee in determination of the 2020 executive compensation plan.
The peer group was determined based on several factors including industry and size. From an industry perspective, balancing the number of transport companies versus technology/Business Process Outsourcing ("BPO") companies was important in designing the peer group. From a size perspective, generally peers that were approximately one-third to three times the Company's revenues were included; however, some exceptions were made for companies that we considered to be our direct competitors.
For the purpose of making 2020 executive compensation decisions, the Compensation Committee determined the following companies would comprise our peer group:

Air Transport Services Group, Inc. (ATSG)	EchoStar Corporation (SATS)	Knight-Swift Transportation Holdings Inc. (KNX)	Ryder System, Inc. (R)	Viasat, Inc. (VSAT)
ArcBest Corporation (ARCB)	ExlService Holdings, Inc. (EXLS)	Landstar System, Inc. (LSTR)	Saia, Inc. (SAIA)	Werner Enterprises, Inc. (WERN)
Blackbaud, Inc. (BLKB)	Forward Air Corporation (FWRD)	Manhattan Associates, Inc. (MANH)	Schneider National, Inc. (SNDR)	Wesco Aircraft Holdings, Inc (WAIR)
C.H. Robinson Worldwide, Inc. (CHRW)	Hub Group, Inc. (HUBG)	Matson, Inc. (MATX)	Science Applications International Corporation (SAIC)	WEX, Inc. (WEX)
CSG Systems International, Inc. (CSGS)	J.B. Hunt Transportation Services (JBHT)	Old Dominion Freight Line, Inc. (ODFL)	Verint Systems, Inc. (VRNT)	YRC Worldwide (YRCW)
The Compensation Committee used the peer data to determine market reference points for consideration when determining the total cash and total direct compensation of our Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer. No specific percentile of the market data was targeted when making this determination.
In 2021, the Compensation Committee engaged Meridian to conduct an executive compensation study to assess the competitiveness of our executive compensation program and assist the Compensation Committee in the determination of the 2021 executive compensation plan. As part of this study, the above peer group list was slightly modified to better align with the Company and industry peers. Wesco Aircraft Holdings, Inc (WAIR) was removed from the group due to a recent merger.
Role of the Compensation Committee, Compensation Consultant and Management in Setting NEO Compensation
Our Compensation Committee, comprised solely of independent directors, oversees the design and implementation of our executive compensation program. Based on input from the CEO (as discussed below) and other significant factors (see discussion below on "Compensation Committee Process"), the Committee reviews and evaluates the performance of our NEOs and determines their compensation and objectives, or, in the case of our CEO, recommends compensation and objectives to the independent, non-executive members of the Board. The Compensation Committee monitors compensation trends and developments periodically and undertakes a comprehensive assessment of our compensation program at least annually. In fulfilling these responsibilities, the Compensation Committee utilizes the support of independent compensation consulting firms and independent outside counsel.
As mentioned above, the Compensation Committee retained Meridian in 2020 as an independent consultant to provide advice and information regarding the design and implementation of the Company's executive compensation program. Meridian also provided information to the Compensation Committee regarding regulatory and other technical developments that may be relevant to the Company's executive compensation program. In addition, Meridian provided the Compensation Committee with competitive market information, analyses and trends on executive base salary, annual incentives, long-term incentives, benefits and perquisites.
Company executives participate in the review and refinement of our executive compensation program. The CEO meets with the Compensation Committee to discuss compensation packages for executive officers and to review the performance of the Company and each executive officer, other than himself, and make recommendations with respect to the appropriate base salary, annual cash bonus and grants of long-term equity incentive awards. The Compensation Committee then discusses the CEO’s recommendations and determines the annual compensation package for each executive officer. The Compensation

Committee reviews the CEO’s performance, and recommends an appropriate compensation package to the independent, non-executive members of the Board.
Compensation Committee Process
The decisions of the Compensation Committee and the independent directors relating to executive compensation each year reflect a variety of quantitative metrics in addition to qualitative analysis. The Compensation Committee's decisions reflect its members' individual and collective experience and business judgment, and are based on extensive interactions with independent consultants, management and assessment of some or all of the following factors, among others:
•Company performance (relative to peers and budget);
•Talent, experience and tenure of each NEO;
•Individual leadership performance and contributions to the success of the Company;
•Responsibilities of, and future expectations for, each NEO;
•Short-, medium- and long-term executive talent needs of the Company;
•The need to provide competitive levels of compensation to retain our talented NEOs;
•Other qualitative contributions of each NEO;
•Internal pay equity considerations;
•Peer group pay levels; and
•Advice from independent advisors.
We consider these and other qualitative and quantitative factors from time-to-time in assessing our compensation philosophy and approach, in addition to using these factors to make individual compensation decisions. Our independent directors are intimately familiar with matters that the Board oversees and guides, including the Company's business, strategies, challenges and opportunities. The members of the Compensation Committee apply their independent judgment and experience to assess the unique respective talents, contributions, leadership, responsibilities and future expectations of the executives who drive performance and long-term sustainability of the Company.
Elements of Compensation Program
Base Salaries
We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. The Compensation Committee reviews base salaries annually and adjusts base salaries in accordance with its compensation philosophy. For 2020, the Compensation Committee set our named executive officers' base salaries at compensation benchmarks presented in the aforementioned peer group study completed in 2020. No specific percentile of the market data from the study was targeted when making compensation decisions. In determining base salaries of our named executive officers, the Compensation Committee considers the results of the relevant study as well as the performance of each executive, the nature of his responsibilities and the Company's general compensation practices.
The table below shows our named executive officers' base salary rates (and related increases) since 2019:

Name and Principal Position	2019 ($)	2020 ($)	Percent Increase over 2019(1)
Douglas R. Waggoner Chief Executive Officer	863,000	889,000	3%
Peter M. Rogers (2) Chief Financial Officer	—	400,000	n/a
David B. Menzel President & Chief Operating Officer	610,500	629,500	3%
Kyle L. Sauers (3) Former Chief Financial Officer	494,000	509,000	3%
______________________________________________________________________________
(1) Increases in compensation from 2019 to 2020 were driven by market factors and increased responsibilities due to the growth of the Company, along with a comparison to the applicable peer group.
(2) Mr. Rogers was appointed the Company's Chief Financial Officer on October 5, 2020.
(3) Mr. Sauers resigned from the position of Chief Financial Officer on October 5, 2020 and from the Company on October 31, 2020.

For 2021, base salaries were set by reference to a new peer group study completed in 2021. The 2021 base salaries, and the percent increases over 2020, for each of our named executive officers are shown in the table below:

Name and Principal Position	2021 ($)	Percent Increase over 2020(1)
Douglas R. Waggoner Chief Executive Officer	933,500	5%
Peter M. Rogers Chief Financial Officer	450,000	13%
David B. Menzel President & Chief Operating Officer	648,400	3%
______________________________________________________________________________
(1) Increases in compensation from 2020 to 2021 were driven by market factors and increased responsibilities due to the growth of the Company, along with a comparison to the applicable peer group.
Annual Cash Incentives
We provide the opportunity for our named executive officers and other executives to earn an annual cash incentive award. In 2020, the targeted annual cash incentive awards were 100% of base salary for Mr. Waggoner and 75% of base salary for Messrs. Menzel and Sauers, consistent with the 2019 target awards. Mr. Sauers separated from the Company on October 31, 2020 and was not eligible to receive an annual cash incentive award. Mr. Rogers' targeted annual cash incentive award was 60% of base salary following his promotion to Chief Finanical Officer role in October of 2020. The Compensation Committee set these targets based on the annual incentive compensation benchmarking results presented in the aforementioned peer group study, as well as performance expectations.
Bonuses may be earned based on a combination of an individual performance component and the Adjusted Gross Profit and Adjusted EBITDA (collectively, "Company Performance") component. For more information regarding Adjusted Gross Profit and Adjusted EBITDA and a reconciliation to the nearest comparable GAAP measure, see Appendix A.The Compensation Committee believes such measures provide useful information about the financial performance of the Company's ongoing business. In 2020, the maximum percentage that could be earned with respect to the individual component was 200% of target and the maximum percentage that could be earned with respect to the Company Performance component was 200% of target.
2020 Performance Goals
Company Performance Component
Consistent with our performance-based philosophy and given the broader responsibilities of our named executive officers, the annual incentive compensation for our named executive officers is partially based on the Company's Adjusted Gross Profit(1) (50% of Company Performance component) and partially based on overall Company Adjusted EBITDA(1) (50% of Company Performance component).

Metric	Weighting	Threshold	Target	Maximum	Actual 2020	Actual % Earned
Adjusted Gross Profit(1)	50%	$330.8M	$389.2M	$428.1M	393.2M	110.4%
Adjusted EBITDA(1)	50%	$58.9M	$69.3M	$76.2M	78.9M	200.0%
____________________________________
(1) "Adjusted Gross Profit" (formerly "Net Revenue") and "Adjusted EBITDA" are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States ("GAAP"). For more information regarding Adjusted Gross Profit and Adjusted EBITDA and a reconciliation to the nearest comparable GAAP measure, see Appendix A, "Reconciliation of Non-GAAP Financial Measures."
Individual Performance Component
With respect to the individual performance component, the Compensation Committee determined that Messrs. Waggoner, Menzel and Rogers each earned 100% of his target incentive opportunity. These were based on each individual's contributions during 2020, including those highlighted below.
•Mr. Waggoner, Chief Executive Officer, successfully achieved goals related to strategy development and execution, leading the Company through the COVID-19 pandemic, design and execution of a remote workplace strategy, and strategy and deployment of technology.

•Mr. Rogers, Chief Financial Officer, successfully achieved goals related to successful transition to CFO role, capital structure planning and execution, forecasting and planning automation, leadership during the COVID-19 pandemic, and investor relations engagement.
•Mr. Menzel, President and Chief Operating Officer, successfully achieved goals related to EchoDrive and EchoShip development strategy, increased productivity reporting and metrics, truckload automation, leadership during the COVID-19 pandemic, and design and execution of a remote workplace strategy.
Earned Incentives
Based on the actual performance achieved by our executives with respect to the Company Performance and individual components as discussed above, the earned incentives for 2020 are outlined in the following table:

			Company Performance		Individual Performance
	Base Salary	Target Annual Incentive (% of Base Salary)	Allocation to Component	Component Amount Achieved(1)	Allocation to Component	Payout Factor	Component Amount Achieved	Earned Actual Annual Incentive
Douglas R. Waggoner	$889,000	100%	85%	$1,172,767	15%	100%	$133,350	$1,306,117
Peter M. Rogers(2)	$400,000	60%	75%	$69,840	25%	100%	$123,360	$193,200
Dave B. Menzel	$629,500	75%	75%	$549,553	25%	100%	$118,031	$667,584
Note: Amounts may not foot due to rounding.
____________________________________
(1) Company Performance Component Amount Achieved is an evenly weighted incentive calculation determined by Adjusted Gross Profit and Adjusted EBITDA's Actual Percent Earned in 2020 of 110.4% and 200.0%, respectively.
(2) Mr. Rogers earned incentive was prorated for the Chief Financial Officer position and his previous position held at the Company during 2020. The prorated earned incentive amount as a Chief Financial Officer was $84,840, which is included in both the Company and Individual Performance. The remaining $108,360 was a prorated amount from his previous position, which is included within the Individual Performance.
The Compensation Committee may make reasonable adjustments to our overall corporate performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effects of external, unusual or significant strategic events, such as natural disasters, litigation, regulatory changes in accounting or taxation standards, restructurings, acquisitions or divestitures. No such adjustments were determined necessary with respect to the 2020 annual cash incentive awards.
Long-term Equity Incentives
We provide the opportunity for our named executive officers and other executives to earn long-term equity incentive awards. We believe that one of the best ways to align the interests of shareholders and executives is by providing those individuals who have substantial responsibility over the management, performance and growth of the Company with an opportunity to have a meaningful ownership position in the Company. We maintain our 2008 Stock Incentive Plan pursuant to which we may grant equity and other incentive awards to our executive officers and other employees. We believe that providing management with strong economic incentives will inspire management to act in the best interest of the Company and its stockholders.
Equity Awards
Since 2014, our Compensation Committee has granted a combination of performance shares and restricted stock or restricted stock units to each named executive officer on an annual basis, with each component representing 50% of the total number of shares granted to each executive. The stock awards are issued as a percentage of base salary set by the Compensation Committee based on long-term incentive compensation benchmarks presented in the aforementioned peer group study as well as executive tenure, experience and performance expectations.
The vesting of our named executive officers' restricted stock, restricted stock units and performance share awards is subject to acceleration pursuant to the terms of their employment agreements in certain termination and/or change in control events, which we find to be consistent with standard market terms among the peer group. These terms are more fully described below under the heading "—Change in Control and Severance Benefits" and in the "Executive Compensation" section below under the "—Employment Agreements" and "—Potential Payments upon Termination or Change in Control."

We believe the restricted stock and restricted stock unit grants are an effective tool for creating long-term ownership and aligning our employees' interests with those of our stockholders, which includes the retention of our key employees. All outstanding restricted stock awards granted to our named executive officers vest ratably over a four-year period. All outstanding restricted stock unit awards granted to our named executive officers vest ratably over a three-year period.
Prior to 2020, the performance share awards granted may have been earned based on our relative total shareholder return against a peer group over one-, two- and three-year periods. With respect to our performance share awards in 2020, in response to shareholder feedback and to better align long-term incentives with shareholder value over time, the Company modified its performance shares structure. Performance share awards granted in 2020 may be earned based on our relative total shareholder return as compared to our peer group measured over three-year period. This peer group consists of similar companies in the transportation and freight brokerage industry. The amount of performance shares earned can range from 50% of the executive officer's target amount for achieving the threshold performance goal, up to 200% of the executive officer's target amount for achieving the maximum performance goal. Achievement of performance for the 2020 performance shares is determined on December 31, 2022 based on three-year relative total shareholder return, with between 50% to 200% of the target amount vesting at such time. No performance shares will be earned if the threshold goal is not achieved. Earned performance shares are convertible into shares of the Company's common stock on a 1-for-1 basis after the end of the performance period.
On February 26, 2020, Messrs. Waggoner, Menzel and Sauers received grants of restricted stock unit awards and performance share awards (at target). On March 13 and October 5, 2020, Mr. Rogers received grants of restricted stock unit awards as summarized in the following table.

	Number of Shares
Name	2020 (Performance Shares) (at target)	2020 (Restricted Stock Unit)
Douglas R. Waggoner	64,172	64,172
Peter M. Rogers (1)	—	21,100
David B. Menzel	30,294	30,294
Kyle L. Sauers (2)	24,495	24,495
____________________________________
(1) Mr. Rogers was promoted to the Company's Chief Financial Officer position on October 5, 2020.
(2) Mr. Sauers resigned from the Chief Financial Officer position on October 5, 2020 and from the Company on October 31, 2020. As part of Mr. Sauers resignation agreement, certain portion of both performance and restricted stock unit awards were subject to accelerated vesting. Of his total 2020 performance and restricted stock unit awards granted (shown in table above), 15,674 and 16,330 awards, respectively, were forfeited due to Mr. Sauers' departure from the Company.
The table below shows the multiple of the target shares that could be earned at different levels of performance for each performance cycle:

	Threshold	Target	Maximum
Performance Goal	25th Percentile	50th Percentile	>75th Percentile
Multiple of Target Earned	0.50x	1.0x	2.0x
Performance between threshold and target and between target and maximum would earn a multiple of target that would be calculated based on straight-line interpolation.
Results of Performance Cycles Ending in 2020
During 2020, the Company modified its performance shares structure, adding a three-year performance vesting condition. Prior to 2020, performance shares were structured using one-year, two-year and three-year performance vesting conditions. As a result, there are multiple performance share award performance periods ending each fiscal year for awards granted prior to 2020, each of which measures relative total shareholder return.

Pete Rogers was appointed Chief Financial Officer during 2020 and is excluded from this table. For each individual below, the table below shows the number of shares earned for two-year (granted in 2019) and three-year (granted in 2018 and 2017) performance cycles that ended in 2020:

Name	Grant Year	TSR Performance Period	Performance Goal Attained	Total Target Shares Awarded (#)	Target Allocated to Cycle	Target Earned	Shares Earned (#)
Douglas R. Waggoner	2019	1/1/2019 - 12/31/2020	25th Percentile	50,925	30%	50%	7,639
	2018	1/1/2018 - 12/31/2020	25th Percentile	44,865	50%	50%	11,217
	2017	1/30/2017 - 1/29/2020	15th Percentile	49,158	50%	—%	—
Kyle L. Sauers(1)	2019	1/1/2019 - 12/31/2020	25th Percentile	19,434	30%	50%	2,915
	2018	1/1/2018 - 12/31/2020	25th Percentile	17,117	50%	50%	4,280
	2017	1/30/2017 - 1/29/2020	15th Percentile	16,206	50%	—%	—
David B. Menzel	2019	1/1/2019 - 12/31/2020	25th Percentile	24,017	30%	50%	3,603
	2018	1/1/2018 - 12/31/2020	25th Percentile	21,153	50%	50%	5,289
	2017	1/30/2017 - 1/29/2020	15th Percentile	23,080	50%	—%	—
____________________________________
(1) Mr. Sauers resigned from the Company on October 31, 2020.
Additional Compensation Policies and Practices
Hedging Policy
Our named executive officers are subject to the Company's anti-hedging policy. For more information, see "Anti-Hedging Policy" provided above.
Stock Ownership Requirements
In order to ensure alignment with our stockholders, the Compensation Committee maintains stock ownership requirements for our officers. The Compensation Committee believes that linking a significant portion of the executive officer's personal holdings to the Company's success, as reflected in the stock price, provides officers with a stake similar to that of our stockholders. Therefore, executive officers are expected to acquire and hold a significant amount of the Company's stock. The Compensation Committee has established stock ownership requirements based on all shares of Company stock owned by an executive officer, including vested stock options, vested restricted stock and restricted stock units, and stock beneficially owned by the officer, including owned in a trust, by a spouse, or dependent children for our executive officers as follows:
•Chief Executive Officer: four times base salary
•Other executive officers: three times base salary.
All executive officers had three years to meet their ownership requirements from the effective date, February 3, 2010. New executive officers are expected to meet their ownership requirement within three years of being named an executive officer. As of December 31, 2020, all named executive officers met their ownership requirement, except Mr. Rogers who will have three years from October 5, 2020 to meet the ownership requirement.
Executive Benefits and Perquisites
We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan. We match employee contributions up to 25% on the first 6% of an employee's salary deferred under our 401(k) plan. We provide these benefits to provide an additional incentive for our executives and to remain competitive in the general marketplace for executive talent. We also provide a modest amount (on average less than 3% of total compensation for the last 3 years) of personal benefits and perquisites that we believe are highly valued and support our retention objectives. We do not maintain any nonqualified deferred compensation plans. For more information, see the "Summary Compensation Table" provided below.

Change in Control and Severance Benefits
We provide our named executive officers with certain severance and change in control protections in their employment agreements, in order to attract and retain an appropriate caliber of talent for such positions and to provide reassurance during a period leading up to and following a Change in Control should one occur. Our severance and change in control provisions for the named executive officers are summarized below and in the "Executive Compensation" section below under "—Employment Agreements" and "—Potential Payments upon Termination or Change in Control." We intend to periodically review the level of the benefits in these agreements. We believe that our arrangements are reasonable in light of the fact that cash severance is limited to two years for Mr. Waggoner and Mr. Menzel, and one year for Mr. Rogers, unless a Change in Control occurs, in which case Mr. Rogers would also get two years of cash severance (each at a rate equal to their then current base salary and the greater of target annual performance bonus in the year terminated and the average of the three most recent annual performance bonus payments). Prior to his resignation, Mr. Sauer had the same severance benefit as Mr. Rogers.
Upon a termination of service by the Company without cause or by the named executive officer with good reason, not in connection with a Change in Control, each named executive officer will earn a pro-rata portion of the outstanding and unvested performance shares based on actual Company performance during the relevant performance period, and the executive will be credited with an additional 12 months of service to determine such pro-rata vesting. Outstanding equity awards that would have vested based solely on the passage of time in the 12 months following the date of termination will also vest in full. In addition, upon a termination of service due to retirement, death, or disability, each named executive officer will vest in a number of performance shares for each performance sub-period as would have been earned based on actual Company performance had the executive remained employed through the end of the period multiplied by a fraction, the numerator of which is the number of days on which the executive was employed during the performance period, and the denominator is the number of days in the applicable period. Upon any other termination of service, unvested performance shares are forfeited. We find that these provisions align with those of the peer group and support the overall objectives of our compensation program.
The employment agreements with our named executive officers do not provide for "single trigger" benefits upon a Change in Control, other than the accelerated vesting of certain equity awards. Each of our named executive officers will vest in 50% of all outstanding unvested equity awards upon the occurrence of a Change in Control, with performance shares vesting at the greater of target or actual level of performance through the date of the Change in Control. If a named executive officer is terminated without cause, or resigns for good reason, within the three months prior to or the 12 months following a Change in Control, all outstanding equity awards will vest in full, with the performance shares vesting at the greater of target or actual performance through the date of the Change in Control.
No gross-up payment will be made to cover any excise and related income tax liability arising under Section 4999 and 280G of the Internal Revenue Code as a result of any payment or benefit arising under the employment agreements with any of our named executive officers. We find these benefits align with those of the peer group and appropriately compensate our named executive officers upon a termination or Change in Control.
Effect of Accounting and Tax Treatment on Compensation Decisions
One of the factors the Compensation Committee considers when determining executive compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. Limited exceptions to Section 162(m) apply with respect to "qualified performance-based compensation," as defined in the Internal Revenue Code, as well as certain other items of compensation, in each case, that qualify for transition relief applicable to certain arrangements in place as of November 2, 2017. While the Compensation Committee generally considers this limit when determining compensation, there are instances in which the Compensation Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company's best interests and those of its stockholders. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Compensation Committee's control, may also affect the deductibility of compensation.

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Compensation Committee and the Audit Committee Report shall not be deemed to be "Soliciting Material," are not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

By the Compensation Committee of the Board of Directors,

Matthew J. Ferguson (Chairman) Samuel K. Skinner David Habiger

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table shows information concerning 2020, 2019 and 2018 compensation for our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Douglas R. Waggoner	2020	889,000	3,248,386	1,306,117	41,620	5,485,123
Chief Executive Officer	2019	863,000	3,053,667	467,944	41,183	4,425,794
	2018	830,000	2,833,763	1,888,250	40,700	5,592,713
Peter M. Rogers (4)	2020	307,424	510,019	193,200	1,597	1,012,240
Chief Financial Officer
David B. Menzel	2020	629,500	1,533,482	667,584	29,455	2,860,021
President & Chief Operating Officer	2019	610,500	1,440,155	267,412	29,018	2,347,086
	2018	587,000	1,336,066	935,531	28,535	2,887,132
Kyle L. Sauers (5)	2020	391,410	432,887	—	18,642	842,940
Former Chief Financial Officer	2019	494,000	1,165,340	218,234	22,018	1,899,593
	2018	475,000	1,081,144	757,031	21,535	2,334,710
________________________________
Note: The columns for Bonus, Option Awards and Change in Pension Value and Nonqualified Deferred Compensation Earnings have been excluded from the table as the named executive officers did not receive these forms of compensation during 2018, 2019 or 2020.
(1) The salary amounts reflect the actual base salary payments made to the named executive officers.
(2) Value of restricted stock unit awards is based on the closing value of the Company's stock on the date of grant pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718"). For 2020, a combination of restricted stock unit awards and performance shares with a market condition were issued with each representing 50% of the total number of shares granted. A grant date fair value assessment was performed based on the probable outcome of the relative total shareholder return market condition of the performance shares at grant date pursuant to ASC Topic 718. The value of the restricted stock unit was calculated using the closing price on the day of issuance of $20.78 for shares granted on February 26, 2020, and the value of the performance share awards was calculated based on the probable outcome of the performance conditions as determined on the grant date. For 2020, the breakdown of the fair value of the performance shares is as follows: (i) Mr. Waggoner, 64,172 performance shares at target with a grant date fair value of $1,914,892; (ii) for Mr. Menzel, 30,294 performance shares at target with a grant date fair value of $903,973; and (iii) for Mr. Sauers, 8,821 outstanding performance shares at target with a grant date fair value of $263,219 (which represents the number of Mr. Sauers' 2020 performance shares that accelerated and were not forfeited in connection with his separation form the Company). The value of the performance shares that could be earned at the end of the performance period if maximum performance is achieved, based on the grant date fair value of the Company's common stock, is as follows: Mr. Waggoner - $3,829,785; Mr. Menzel - $1,807,946 and Mr. Sauers - $526,437. Mr. Rogers only received restricted stock unit awards in 2020 based on the closing price of the Company's stock on the grant date. For Mr. Sauers, a certain portion of both performance shares and restricted stock unit awards were subject to accelerated vesting based on his resignation agreement (performance share granted in 2020: 8,821 were vested and remaining 15,674 were forfeited; restricted stock units granted in 2020: 8,165 were vested and remaining 16,330 were forfeited). For additional information, see Note 15 to our Consolidated Financial Statements as reported on the Company's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.
(3) For 2020, All Other Compensation includes (i) for Mr. Waggoner, medical, dental and vision premium reimbursement of $10,455 and a combined life insurance and car allowance of $31,165; (ii) for Mr. Rogers, medical premium reimbursement of $1,597; (iii) for Mr. Menzel, medical, dental and vision premium reimbursement of $10,455 and a car allowance of $19,000 and (iv) for Mr. Sauers, medical, dental and vision premium reimbursement of $8,642 and a car allowance of $10,000.
(4) Effective October 2020, Mr. Rogers was promoted to Chief Financial Officer. Mr. Rogers compensation includes earnings from his previous position as well as Chief Financial Officer.
(5) Mr. Sauers resigned from his position as Chief Financial Officer on October 5, 2020 and from the Company on October 31, 2020.

2020 GRANTS OF PLAN-BASED AWARDS
The following table summarizes our awards made to our named executive officers under any plan during the fiscal year ended December 31, 2020:

Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards ($)(1)		Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards; Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Target	Maximum	Threshold	Target	Maximum
Douglas R. Waggoner	2/19/20			32,086	64,172	128,344		1,914,892
	2/19/20						64,172	1,333,494
	N/A	889,000	1,778,000
Peter M. Rogers	3/13/20						6,517	110,007
	10/5/20						14,583	400,012
	N/A	240,000	480,000
David B. Menzel	2/19/20			15,147	30,294	60,588		903,973
	2/19/20						30,294	629,509
	N/A	472,125	944,250
Kyle L. Sauers (5)	2/19/20			12,248	24,495	48,990		730,931
	2/19/20						24,495	509,006
	N/A	381,750	763,500
____________________________________
(1)Because the components of our non-equity incentive awards pay out percentages over certain ranges of performance the awards do not have a specific payout based on a threshold. As a result, we have omitted the threshold column. For a more detailed description of our non-equity incentive awards, including the performance objectives applicable thereto, see "—Compensation Program Objectives and Philosophy" and "—Annual Incentives" in the CD&A above.
(2)The amounts listed reflect restricted stock awarded with performance-based restrictions. The performance shares awards are earned based on our relative total shareholder return against a peer group over a three-year period. Information related to the performance-based restrictions associated with these shares is contained in the CD&A above.
(3)The amounts listed reflect restricted stock units granted under the 2008 Stock Incentive Plan. For more information on the terms of these awards, see "— Long-term Equity Incentives — Equity Awards."
(4)See footnote 2 to the Summary Compensation Table for information related to the calculation of the grant date fair value.
(5)Mr. Sauers resigned from his position as Chief Financial Officer on October 5, 2020 and from the Company on October 31, 2020. A certain portion of both performance shares and restricted stock unit awards were subject to accelerated vesting based on his resignation agreement (of his total performance shares granted in 2020: 8,821 were vested and remaining 15,674 were forfeited; of his total restricted stock units granted in 2020: 8,165 were vested and remaining 16,330 were forfeited). Mr. Sauers was also not eligible to receive any annual cash incentive award.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END
The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2020.

	Stock Awards
Name	Number of Shares of Stock that Have Not Vested (#)(a)	Market Value of Shares of Stock that Have Not Vested ($)(5)(b)	Equity Incentive Plan Awards: Awards of Unearned Shares, Units or Other Rights that have not Vested (#)(6)(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(5)(d)
Douglas R. Waggoner (1)
	137,089	3,676,727
			89,635	2,404,011
Peter M. Rogers (2)
	28,815	772,818
			—	—
David B. Menzel (3)
	64,654	1,734,020
			42,303	1,134,566
Kyle L. Sauers (4)
	—	—
			15,701	421,101
________________________________
(1)The unvested shares reported in column (a) for Mr. Waggoner consist of shares of restricted stock and restricted stock units. Of Mr. Waggoner's outstanding restricted stock and restricted stock units, 12,290 vested on January 30, 2021; 22,433 vested or vest in two equal installments on February 26 of each of 2021 and 2022; 38,194 vested or vest in three approximately equal installments on February 22 of each of 2021, 2022 and 2023; and 64,172 vested or vest in three approximately equal installments on February 19 of each of 2021, 2022 and 2023. The unvested shares reported in column (c) for Mr. Waggoner consist of performance shares awarded in 2019 and 2020.
(2)The unvested shares reported in column (a) for Mr. Rogers consist of shares of restricted stock and restricted stock units. Of Mr. Rogers' outstanding restricted stock and restricted stock units, 686 vested on March 16, 2021; 1,315 vested or vest in two equal installments on March 15 of each of 2021 and 2022; 5,714 vested or vest in three approximately equal installments on March 15 of each of 2021, 2022 and 2023; 14,583 vested or vest in three approximately equal installments on October 5 of each of 2021, 2022 and 2023; and 6,517 vested or vest in four approximately equal installments on March 13 of each of 2021, 2022, 2023 and 2024.
(3)The unvested shares reported in column (a) for Mr. Menzel consist of shares of restricted stock and restricted stock units. Of Mr. Menzel's outstanding restricted stock and restricted stock units, 5,770 vested on January 30, 2021; 10,577 vested or vest in two approximately equal installments on February 26 of each of 2021 and 2022; 18,013 vested or vest in three equal installments on February 22 of each of 2021, 2022 and 2023; and 30,294 vested or vest in three approximately equal installments on February 19 of each of 2021, 2022 and 2023. The unvested shares reported in column (c) for Mr. Menzel consist of performance shares awarded in 2019 and 2020.
(4)The unvested share reported in column (c) for Mr. Sauers consiste of performance shares awarded in 2019 and 2020.
(5)These amounts are based on the market value of Company shares on December 31, 2020, which was $26.82. December 31, 2020 was the last trading day in fiscal year 2020.
(6)In accordance with applicable SEC rules, the 2019 and 2020 performance shares are reported at the threshold level of performance in the table. The 2019 performance shares have vested or are scheduled to vest, as applicable depending on performance, 20% on the first anniversary of the grant date, 30% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. The 2020 performance shares have vested or are scheduled to vest, as applicable depending on performance, 100% at the third fiscal year end following the grant date.

2020 OPTION EXERCISES AND STOCK VESTED TABLE
The following table summarizes the exercise of options by, and vesting of time-based restricted stock and restricted stock unit awards and the vesting of previously granted performance shares of, our named executive officers during 2020:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting
Douglas R. Waggoner	—	$—	66,317	$1,479,545
Peter M. Rogers	900	$13,964	3,794	$62,611
David B. Menzel	—	$—	31,331	$698,848
Kyle L. Sauers	25,000	$116,875	45,401	$1,115,172
________________________________
(1) For Mr. Waggoner, the amounts includes 47,461 shares of time-vested restricted stock and 18,856 performance shares that vested. For Mr. Rogers, the amount includes 3,794 shares of time-vested restricted stock that vested. For Mr. Menzel, the amount includes 22,439 shares of time-vested restricted stock and 8,892 performance shares that vested. For Mr. Sauers, the amount includes 38,206 shares of time-vested restricted stock and restricted stock units, and 7,195 performance shares that vested. The amount for Mr. Sauers represents a portion of both time-vested restricted stock and restricted stock units and performance awards that were subject to accelerated vesting under his resignation agreement, in connection with his separation from the Company in 2020.
2020 PENSION BENEFITS
We do not sponsor any qualified or nonqualified defined benefit plans.
2020 NONQUALIFIED DEFERRED COMPENSATION
We do not maintain any nonqualified deferred compensation plans.
EMPLOYMENT AGREEMENTS
Employment Agreement with Douglas R. Waggoner
We entered into an Amended and Restated Employment Agreement with Douglas R. Waggoner, our Chief Executive Officer, on November 1, 2006, which was amended and restated as of September 24, 2009, was further amended and restated as of January 1, 2012, as of October 7, 2013, and finally amended and restated as of August 19, 2016. Pursuant to his amended and restated employment agreement on August 19, 2016, Mr. Waggoner is entitled to an initial base salary of $760,000 per year, which may be adjusted by the Board or the Compensation Committee. In addition to base salary, Mr. Waggoner is eligible for an annual performance bonus and participation in the 2008 Stock Incentive Plan. Mr. Waggoner also has a right to participate and receive benefits, on the same basis as other members of our senior management, in our executive and employee benefit plans, insurance programs and/or indemnification agreements. Mr. Waggoner is also entitled to a combined automobile allowance and premiums for a life insurance policy not to exceed $31,500 per year.
Subject to Mr. Waggoner's execution of a general release and waiver, if Mr. Waggoner's employment is terminated by us for any reason other than for Cause (as defined below), or if Mr. Waggoner terminates his employment for Good Reason (as defined below), Mr. Waggoner is entitled to:
•Base Salary and Bonus: He will receive an amount equal to the product of two times the sum of (A) his base salary as in effect on the date of termination, and (B) the greater of (x) the average of the three most recent annual performance bonuses received by him preceding the date of his termination or (y) his target annual performance bonus in effect as of the date of his termination, payable in equal installments over a 24 month period following such termination of employment in accordance with the Company's normal payroll procedures;
•Accelerated Vesting of Equity Awards: With respect to the vesting of any unvested equity awards, which are not based on performance, he will be treated as if he remained employed for an additional 12 months following the date of termination (performance-based awards based on the terms of the respective award agreement, as described in "—Results of Performance Cycles Ending in 2020"); and
•Continuation of COBRA Benefits: Continuation of Company-provided insurance benefits for him and his dependents until the earlier of: (i) 24 months following the termination or (ii) the date he has secured comparable benefits through another organization's benefits program.

In the event of a Change in Control, (as set forth in our 2008 Stock Incentive Plan as described in the narrative to "— Potential Payments Upon Termination or Change in Control), Mr. Waggoner is entitled to immediate vesting of 50% of all outstanding unvested equity awards (any outstanding performance-based awards will vest at target). In the event Mr. Waggoner is terminated by us (other than for Cause), or he terminates his employment for Good Reason, three months prior to the public announcement of a proposed Change in Control or within 12 months following a Change in Control, Mr. Waggoner is entitled to the cash and benefits severance described above and the immediate vesting of all unvested equity awards (any outstanding performance-based awards will vest at the greater of target or actual performance), which amounts shall be paid in a lump sum, as soon as is reasonably practicable.
For purposes of Mr. Waggoner's employment agreement, (A) "Cause" occurs if (i) Mr. Waggoner materially breaches any provision of his employment agreement, provided that in those instances in which Mr. Waggoner's material breach is capable of being cured, Mr. Waggoner has failed to cure within a 30 day period after notice from the Company; (ii) theft, dishonesty, or falsification of any employment or Company records by Mr. Waggoner; (iii) the reasonable determination by the Board that Mr. Waggoner has committed an act or acts constituting a felony or any act involving moral turpitude; (iv) the reasonable determination by the Board that Mr. Waggoner has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company's reputation or business; or (v) the Company decides to give notice that this employment agreement will not be renewed. (B) "Good Reason" occurs if Mr. Waggoner terminates his employment for any of the following reasons: (i) we materially reduce Mr. Waggoner's duties or responsibilities below what is customary for his position in a business that is similar to our Company without Mr. Waggoner's consent, (ii) we require Mr. Waggoner to relocate his office more than 100 miles from our current office without his consent, (iii) we materially breach the terms of this employment agreement, or (iv) we reduce Mr. Waggoner's base salary or incentive compensation opportunity below the levels in effect as of the effective date of this employment agreement (other than any across-the-board, pro rata reduction of no more than ten percent (10%) applicable to all senior executives of the Company). Mr. Waggoner must provide notice to the Company within a period not to exceed 90 days of the initial existence of the condition. Upon such notice, the Company shall have 30 days during which it may remedy the condition.
Mr. Waggoner's employment agreement will automatically renew for successive one-year periods on December 31, 2021, unless either party provides prior notice of termination or otherwise terminates the agreement pursuant to its terms.
For a description of restrictive covenants, please see the narrative to the "— Potential Payments Upon Termination or Change in Control" section.
Employment Agreement with Peter M. Rogers
We entered into an Employment Agreement with Peter M. Rogers, our Chief Financial Officer, on October 5, 2020. Pursuant to his amended and restated employment agreement, Mr. Rogers is entitled to an initial base salary of $400,000 per year, which may be adjusted by the Board or the Compensation Committee. Mr. Rogers also received a one-time equity award under the 2008 Plan with a grant date value of approximately $400,000. The Equity Award is expected to be in the form of restricted stock units and will be subject to the terms of 2008 Plan, the award agreement entered into thereunder and any other documentation related to the Equity Award. In addition to base salary, Mr. Rogers is eligible for an annual performance bonus and participation in the 2008 Stock Incentive Plan. Mr. Rogers also has a right to participate and receive benefits, on the same basis as other members of our senior management, in our executive and employee benefit plans, insurance programs and/or indemnification agreements.
Subject to Mr. Rogers' execution of a general release and waiver, if Mr. Rogers is terminated by us for any reason other than for Cause (as defined below) or if Mr. Rogers terminates his employment for Good Reason (as defined below), Mr. Rogers is entitled to
•Base Salary and Bonus: He will receive an amount equal to the sum of (A) his base salary as in effect on the date of termination, and (B) the greater of (x) the average of the three most recent annual performance bonuses received by him preceding the date of his termination or (y) his target annual performance bonus in effect as of the date of his termination, payable in equal installments over a 12 month period following such termination of employment in accordance with the Company's normal payroll procedures;
•Accelerated Vesting of Equity Awards: with respect to the vesting of any unvested equity awards, which are not based on performance, he will be treated as if he remained employed for an additional 12 months following the date of termination; and
•Continuation of COBRA Benefits: Continuation of Company-provided insurance benefits for him and his dependents until the earlier of: (i) 12 months following the termination or (ii) the date he has secured comparable benefits through another organization's benefits program.

In the event of a Change in Control (as defined below), Mr. Rogers is entitled to immediate vesting of 50% of all outstanding unvested equity awards (any outstanding performance-based awards will vest at target). In the event Mr. Rogers is terminated by us (other than for Cause), or he terminates his employment for Good Reason, three months prior to the public announcement of a proposed Change in Control or within 12 months following a Change in Control, Mr. Rogers is entitled to cash and benefits severance described above, except that Mr. Rogers will be entitled to two (2) times the sum of (A) his base salary as in effect on the date of termination, and (B) the greater of (x) the average of the three most recent annual performance bonuses received by him preceding the date of his termination or (y) his target annual performance bonus in effect as of the date of his termination, instead of the aforementioned base salary and bonus severance and the immediate vesting of all unvested equity awards (any outstanding performance-based awards will vest at the greater of target or actual performance), all of which shall be paid in a lump sum, as soon as is reasonably practicable.
For purposes of Mr. Rogers' employment agreement, the terms "Cause," "Change in Control" and "Good Reason" have substantially similar meanings as set forth in the summary of Mr. Waggoner's employment agreement, except that Good Reason may be triggered if Mr. Rogers is required to relocate more than 50 miles from the Company's office (instead of the 100 miles provided in Mr. Waggoner's employment agreement).
Mr. Rogers' employment agreement is set to expire on December 31, 2023 at which point, this employment agreement will automatically renew for successive one-year periods, unless either party provides prior notice of termination.
For a description of restrictive covenants, please see the narrative to the "— Potential Payments Upon Termination or Change in Control" section.
Employment Agreement with David B. Menzel
We entered into an Amended and Restated Employment Agreement with David B. Menzel, our President and Chief Operating Officer, on April 7, 2008, which was amended and restated as of January 1, 2012, as of October 7, 2013, and finally amended and restated as of August 19, 2016. Pursuant to his amended and restated employment agreement, Mr. Menzel is entitled to an initial base salary of $546,000 per year. In addition to base salary, Mr. Menzel is eligible for an annual performance bonus and participation in the 2008 Stock Incentive Plan. Mr. Menzel also has the right to participate and receive benefits, on the same basis as other members of our senior management, in our executive and employee benefit plans, insurance programs and/or indemnification agreements. Mr. Menzel is also entitled to a combined automobile allowance and premiums for a life insurance policy not to exceed $19,000 per year.
Subject to Mr. Menzel's execution of a general release and waiver, if Mr. Menzel is terminated for any reason other than for Cause (as defined below) or if Mr. Menzel terminates his employment for Good Reason (as defined below), Mr. Menzel is entitled to
•Base Salary and Bonus: He will receive an amount equal to two times the sum of (A) his base salary as in effect on the date of termination, and (B) the greater of (x) the average of the three (3) most recent annual performance bonuses received by him preceding the date of his termination or (y) his target annual performance bonus in effect as of the date of his termination, payable in equal installments over a 24 month period following such termination of his employment in accordance with the Company's normal payroll procedures;
•Accelerated Vesting of Equity Awards: With respect to the vesting of unvested equity awards, which are not based on performance, he will be treated as if he remained employed for an additional 12 months following the date of termination (performance-based awards based on the terms of the respective award agreement, as described in "—Results of Performance Cycles Ending in 2020"); and
•Continuation of COBRA Benefits: Continuation of Company-provided insurance benefits for him and his dependents until the earlier of: (i) 24 months following the termination or (ii) the date he has secured comparable benefits through another organization's benefits program.
In the event of a Change in Control (as defined below), Mr. Menzel is entitled to immediate vesting of 50% of all outstanding unvested equity awards (any outstanding performance-based awards will vest at target). In the event Mr. Menzel is terminated by us (other than for Cause), or he terminates his employment for Good Reason, three months prior to the public announcement of a proposed Change in Control or within 12 months following a Change in Control, Mr. Menzel is entitled to the cash and benefits severance described above and the immediate vesting of all unvested equity awards (any outstanding performance-based awards will vest at the greater of target or actual performance), which amounts shall be paid in a lump sum, as soon as is reasonably practicable.
For purposes of Mr. Menzel's employment agreement, the terms "Cause," "Change in Control" and "Good Reason" have substantially similar meanings as set forth in the summary of Mr. Waggoner's employment agreement, except that Good Reason may be triggered if Mr. Menzel is required to relocate more than 50 miles from the Company's office (instead of the 100 miles provided in Mr. Waggoner's employment agreement).
Mr. Menzel's employment agreement terminates on December 31, 2021 at which point, this employment agreement will automatically renew for successive one-year periods, unless either party provides prior notice of termination.
For a description of restrictive covenants, please see the narrative to the "— Potential Payments Upon Termination or Change in Control" section.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Assuming the employment of our named executive officers were to be terminated without Cause or for Good Reason, each as of December 31, 2020, they would be entitled to payments in the amounts set forth opposite to each executive officer's name in the table below.

Name	Type of Payment	Termination Without Cause or For Good Reason	Change in Control Without Termination of Employment	Termination Without Cause or For Good Reason in Connection with a Change in Control
Douglas Waggoner	Cash Severance (1)	$3,830,602	—	$3,830,602
	Value of Accelerated Restricted Stock (2)(3)(4)(5)	$1,545,556	$1,838,364	$3,676,727
	Value of Accelerated Performance Shares (2)(3)(4)(5)	$1,831,885	$1,202,005	$2,404,011
	Benefit Continuation (6)	$20,910	—	$20,910
	Severance Cutback(7)	N/A	N/A	—
	TOTAL	$7,228,953	$3,040,369	$9,932,249
Peter Rogers	Cash Severance (1)	$640,000	—	$1,280,000
	Value of Accelerated Restricted Stock (2)(3)(4)(5)	$261,174	$386,410	$772,820
	Value of Accelerated Performance Shares (2)(3)(4)(5)	—	—	—
	Benefit Continuation (6)	$10,455	—	$10,455
	Severance Cutback (7)(8)	N/A	N/A	—
	TOTAL	$911,629	$386,410	$2,063,275
David Menzel	Cash Severance (1)	$2,318,569	—	$2,318,569
	Value of Accelerated Restricted Stock (2)(3)(4)(5)	$728,430	$867,009	$1,734,018
	Value of Accelerated Performance Shares(2)(3)(4)(5)	$864,480	$567,283	$1,134,566
	Benefit Continuation (6)	$20,910	—	$20,910
	Severance Cutback (7)	N/A	N/A	—
	TOTAL	$3,932,389	$1,434,292	$5,208,063
____________________________________
(1)Cash severance values represent multiple of base salary and the greater of target bonus or prior 3-year average bonus.
(2)Values are based on the price of our common stock of $26.82 per share, which was the fair market value of our common stock as of December 31, 2020, which was the last trading day in fiscal year 2020.
(3) Upon a termination without Cause or for Good Reason, each named executive officer is entitled to vesting of outstanding unvested equity awards that would vest in the 12 months subsequent to the date of termination (with any outstanding performance awards vesting based on actual performance.)
(4) Upon the occurrence of a Change in Control, each named executive officer is entitled to immediate vesting of 50% of all outstanding unvested equity awards (any outstanding performance-based awards will vest at target).
(5) In the event that a named executive officer is terminated by us (other than for Cause), or he terminates his employment for Good Reason, three months prior to the public announcement of a proposed Change in Control or within 12 months following a Change in Control, he would be entitled to immediate vesting of all unvested equity awards (with any outstanding performance-based awards vesting at the greater of target or actual performance). In the event that a named executive officer is terminated by us (other than for Cause), or he terminates his employment for Good Reason, three months prior to the public announcement of a proposed Change in Control or within 12 months following a Change in Control, he would be entitled to immediate vesting of all unvested equity awards (with any outstanding performance-based awards vesting at the greater of target or actual performance).
(6) Pursuant to the employment agreements with Messrs. Waggoner, Rogers and Menzel, in the event of a termination without Cause or a termination for Good Reason, the Company will also provide them and their dependents with Company-paid insurance benefits until such time comparable benefits are secured through another employer's benefits program, up to a maximum of 24 months for Messrs. Waggoner and Menzel and 12 months for Mr. Rogers. In calculating the benefit continuation amounts, we assumed an annual cost of $10,455 for Messrs. Waggoner, Menzel and Rogers.
(7) No gross-up payment will be made to cover any excise and related income tax liability arising under Sections 4999 and 280G of the Internal Revenue Code as a result of any payment or benefit arising under the employment agreements with any of our named executive officers. Instead, the employment agreements provide for a reduction in amounts payable so that no excise tax would be imposed. However, a reduction in payments will not occur if the payment of the excise tax would produce a greater overall net after-tax benefit.

(8) Mr. Rogers is over his Parachute Limit under Sections 4999 and 280G of the Internal Revenue Code. However, a reduction in payments will not result in a greater overall net after-tax benefit, so a Severance Cutback will not be applied.
In connection with a termination without Cause or a termination for Good Reason, no payments are due unless the executive officer executes a general release and waiver of claims against us. Messrs. Waggoner and Menzel are subject to non-competition and non-solicitation restrictions for a period of 24 months following termination without Cause or a termination for Good Reason (and 12 months upon a termination of any other type) and Mr. Rogers is subject to similar restrictions for a period of 12 months following termination. Further, each named executive officer entered into a confidentiality agreement upon joining the Company.
Change in Control
The employment agreements incorporate the Change in Control definition from the 2008 Stock Incentive Plan. Under the 2008 Stock Incentive Plan, "Change in Control" means the occurrence of any one or more of the following: (a) an effective change in control pursuant to which any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company's then outstanding stock; provided, however, that a Change in Control shall not be deemed to occur by virtue of any of the following acquisitions: (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (b) any person or persons acting as a group acquires beneficial ownership of Company stock that, together with Company stock already held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or voting power of the Company's then outstanding stock (the acquisition of Company stock by the Company in exchange for property, which reduces the number of outstanding shares and increases the percentage ownership by any person or group to more than 50% of the Company's then outstanding stock will be treated as a Change in Control); (c) individuals who constitute the Board immediately after the Effective Date (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board during any 12-month period; provided, however, that any person becoming a Director subsequent thereto whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) shall be an Incumbent Director, provided, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board (including, without limitation, any settlement thereof) shall be deemed to be an Incumbent Director; (d) any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of at least forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition. For purposes of this section, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with such assets. The event described in this paragraph (d) shall not be deemed to be a Change in Control if the assets are transferred to (i) any owner of Company stock in exchange for or with respect to the Company's stock, (ii) an entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the entity's total value or total voting power, (iii) any person that owns, directly or indirectly, at least fifty percent (50%) of the Company stock, or (iv) an entity in which a person described in (d)(iii) above owns at least fifty percent (50%) of the total value or voting power (for purposes of this definition, and except as otherwise provided, a person's status is determined immediately after the transfer of the assets); or (e) upon the happening of any other event(s) designated as a change in control event for purposes of Section 409A. In no event will a Change in Control be deemed to have occurred, with respect to the Participant, if an employee benefit plan maintained by the Company or an Affiliate or the Participant is part of a purchasing group that consummates the transaction that would otherwise result in a Change in Control. The employee benefit plan or the Participant will be deemed "part of a purchasing group" for purposes of the preceding sentence if the plan or the Participant is an equity participant in the purchasing company or group, except where participation is: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors.
Cause
The definitions of "Cause" are described in "— Employment Agreements."
Good Reason
The definitions of "Good Reason" are described in "— Employment Agreements."

CEO PAY RATIO
Pursuant to rules adopted by the SEC, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to disclose the ratio of its median employee's annual total compensation to the annual total compensation of its principal executive officer. The Company's principal executive officer is Douglas R. Waggoner, Chairman of the Board and Chief Executive Officer.
In determining the median employee, a listing was prepared of all employees, excluding Mr. Waggoner, as of December 31, 2020. Since all Echo employees reside in the United States, no employees were excluded from the list and the Company did not make any other adjustments. Total compensation earned from January 1, 2020 to December 31, 2020 was gathered for each employee, which includes salary, stock awards, earned non-equity incentive compensation, and other compensation.
From these results, we identified the median employee and calculated the median employee's total annual compensation for 2020 in accordance with the SEC rules for reporting compensation in the Summary Compensation Table of the proxy. Under this calculation, our median employee's total annual compensation for 2020 was $56,668.
For the total annual compensation of Mr. Waggoner, we used the amount reported in the "total" column of our Summary Compensation Table included in this Proxy Statement. Mr. Waggoner earned 2020 total compensation of $5,485,123, which is the total of his salary, stock awards, non-equity incentive compensation, and other compensation. As a result we estimate that Mr. Waggoner's 2020 annual total compensation was approximately 97 times that of our median employee, which was calculated in a manner consistent with the applicable SEC disclosure rules.
This information is being provided solely for compliance purposes. Because the Compensation Committee has determined the ratio is not an adequate indicator of linking pay with performance, the Compensation Committee does not materially consider this ratio when evaluating compensation arrangements. Moreover, given the different methodologies that various public companies use to determine an estimate of their CEO pay ratio, we do not believe that the estimated ratio reported should be used as a basis for comparison between any companies.
COMPENSATION AND RISK
Our Compensation Committee strives to provide strong incentives to management for the long-term, while avoiding excessive risk-taking in the short-term. We have utilized Meridian, an independent third party to advise the Compensation Committee on matters related to compensation and find that the design of our compensation program and the level of oversight is sufficient to mitigate potential risks associated with our current policies and practices. Our compensation program is designed to provide a mix of both fixed and variable incentive compensation and to reward a mix of different performance measures. The variable (cash incentive and performance share) portions of compensation are designed to reward both annual performance (under the short-term incentive plan) and longer-term performance (under the performance share program). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our long-term interests.
In addition, our senior executives are subject to stock ownership requirements, which we believe incentivize our executives to consider our long-term interests and to discourage excessive risk-taking that could negatively impact our stock price. Our incentive compensation program is designed with a mix of payout periods with restricted stock and restricted stock units vesting each year, and performance market-shares vesting over a three year period to encourage long-term business decisions.
As a matter of practice on an annual basis, the Compensation Committee conducts a thorough risk assessment of the Company's compensation program and practices to confirm that the incentive compensation criteria do not encourage unnecessary and excessive risk. The risk assessment conducted in 2020 concluded that our compensation plans provide incentives that appropriately balance risk and reward; are compatible with effective controls and risk management; are supportive of strong governance, including active oversight by the Compensation Committee; and are not reasonably likely to have a material adverse effect on the Company.

2020 DIRECTOR COMPENSATION
Directors who are full-time employees of the Company receive no additional fees for service as a director. In 2020, each non-employee director received a combination of cash payments and equity-based compensation as shown in the tables and narrative below. Under our 2008 Stock Incentive Plan, directors are eligible to receive stock options and other equity grants at the discretion of the Compensation Committee or other administrators of the plan. If a Change in Control (as defined under the 2008 Stock Incentive Plan) occurs, or if the director’s service is terminated due to death, disability, or by the Company (or its Board or stockholders) other than for cause, all unvested shares of restricted stock unit will immediately vest. In February 2020, each non-employee director received a restricted stock units grant of approximately $120,000 that vests on the first anniversary of the grant date.
2020 DIRECTOR COMPENSATION TABLE
The following table summarizes the total compensation that our non-employee directors earned in 2020 for services as members of our Board:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Samuel K. Skinner	137,500	140,000	277,500
Matthew Ferguson	107,500	140,000	247,500
David Habiger	107,500	140,000	247,500
William M. Farrow III	95,000	140,000	235,000
Virginia L. Henkels	95,833	140,000	235,833
Nelda J. Connors (2)	22,500	140,000	162,500
_______________________________
Note: The columns for Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation have been excluded from the table as the directors did not receive these forms of compensation during 2020.
(1) Value of restricted stock unit awards is based on the closing value of the Company's stock on the date of grant pursuant to ASC Topic 718. For additional information, see Note 15 to our Consolidated Financial Statements as reported on the Company's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.
(2) Ms. Connors resigned from the Board on February 28, 2020.
Fees Earned or Paid in Cash
The annual retainer remained constant after the 2020 Annual Meeting, at $72,500. The Lead Independent Director receives an additional $25,000 annual cash retainer per year, which is prorated for those directors who spend a partial year as the Lead Independent Director. Members of the audit committee earn an additional annual retainer determined by their role as committee chair or committee member of $25,000 and $15,000, respectively. Members of the compensation committee earn an additional annual retainer determined by their role as committee chair or committee member of $20,000 and $10,000, respectively. Members of the nominating and corporate governance committee earn an additional annual retainer determined by their role as committee chair or committee member of $15,000 and $7,500, respectively. Our directors are also reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees.

The following table summarizes the cash compensation that our directors earned during 2020 for services as members of our Board:

Name	Annual Retainer ($)	Lead Independent Director ($)	Audit Committee ($)	Compensation Committee ($)	Nominating & Corporate Governance Committee ($)	Other Committee ($)	Total ($)
Samuel K. Skinner	72,500	25,000	15,000	10,000	15,000	—	137,500
Matthew Ferguson	72,500	—	15,000	20,000	—	—	107,500
David Habiger	72,500	—	25,000	10,000	—	—	107,500
William M. Farrow III	72,500	—	15,000	—	7,500	—	95,000
Virginia L. Henkels (1)	72,500	—	15,000	5,729	2,604	—	95,833
Nelda J. Connors (2)	18,125	—	—	2,500	1,875	—	22,500
_______________________________
(1) Ms. Henkel's compensation is prorated as she joined the Nominating & Corporate Governance Committee and left the Compensation Committee in May 2020.
(2) The annual retainer amount listed for Ms. Connors is prorated in light of her resignation from the Board on February 28, 2020.
2021 DIRECTOR COMPENSATION TABLE
In February 2021, each non-employee director received a restricted stock units grant of approximately $150,000 that vests on the first anniversary of the grant date. The following table summarizes the total compensation that our non-employee directors will earn in 2021 for services as members of our Board:

Name	Annual Retainer ($)	Lead Independent Director ($)	Audit Committee ($)	Compensation Committee ($)	Nominating & Corporate Governance Committee ($)	Other Committee ($)	Total ($)
Samuel K. Skinner	85,000	50,000	15,000	10,000	15,000	—	175,000
Matthew Ferguson	85,000	—	15,000	20,000	—	—	120,000
David Habiger	85,000	—	25,000	10,000	—	—	120,000
William M. Farrow III	85,000	—	15,000	—	7,500	—	107,500
Virginia L. Henkels	85,000	—	15,000	—	7,500	—	107,500

OUTSTANDING EQUITY AWARDS OF OUR DIRECTORS AT 2020 FISCAL YEAR-END
The following table summarizes the number of securities underlying outstanding plan awards for each non-employee director as of December 31, 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested (#)(1)	Market value of shares of stock that have not vested ($)(1)

Samuel K. Skinner	8,389	—	14.42	5/9/2021	6,505	174,464
Matthew Ferguson	—	—	—	—	6,505	174,464
David Habiger	—	—	—	—	6,505	174,464
William M. Farrow III	—	—	—	—	6,505	174,464
Virginia L. Henkels	—	—	—	—	6,505	174,464
________________________________
(1) Each non-employee director were issued 6,505 shares of restricted stock units were issued on February 28, 2020, all of which vested on February 28, 2021.

Non-Employee Director Stock Ownership Requirements
In order to ensure alignment with our stockholders, in 2020, upon the recommendation of Meridian, the Compensation Committee adopted stock ownership requirements for our non-employee directors. The Compensation Committee believes that linking a significant portion of each non-employee director's personal holdings to the Company's success, as reflected in the stock price, provides directors with a stake similar to that of our stockholders. Therefore, each non-employee director is required to hold a number of shares of the Company's stock, taking into account all shares of Company stock owned by a director, including vested stock options, vested restricted stock and stock beneficially owned by the director, including owned in a trust, by a spouse, or dependent children of the director, equal in value to three times the director's annual cash retainer.
All non-employee directors have five years to meet their ownership requirements from the effective date, February 28, 2020. Non-employee directors who are appointed to the Board following such date are expected to meet their ownership requirement within five years of being appointed as a director.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board consists of five non-employee directors: David Habiger, Samuel K. Skinner, Matthew Ferguson, William M. Farrow III and Virginia L. Henkels, each of whom the Board has determined to be an independent director as defined in the rules of the Nasdaq Global Market and the SEC. The Audit Committee is a standing committee of the Board and operates under a written charter adopted by the Board of Directors, which is available at www.echo.com on the "Investors" page under the tab "Governance". Among its other functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company's independent registered public accounting firm (the "independent auditors").
Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.
During fiscal year 2020, at each of its meetings, the Audit Committee met with the senior members of the Company's financial management team and the independent auditors. The Audit Committee's agenda is established by the Audit Committee's chairman and senior members of the Company's financial management team. The Audit Committee met in private sessions with the Company's independent auditors at certain of its meetings to discuss financial management, accounting and internal control issues. The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed under the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
The Company's independent auditors also provided to the Audit Committee the written disclosures regarding the auditors' independence required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, "Communication with Audit Committees Concerning Independence." The Committee discussed with the independent auditors the firm's independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.
Based on the Audit Committee's discussion with management and the independent auditors, and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors,

David Habiger (Chairman) Samuel K. Skinner Matthew Ferguson William M. Farrow III Virginia L. Henkels

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL
REGISTERED PUBLIC ACCOUNTING FIRM
For the fiscal years ended December 31, 2020 and 2019, Ernst & Young LLP, our independent registered public accounting firm, billed the approximate fees set forth below:

Fees	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2019
Audit Fees (1)	$1,487,884	$1,458,540
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees		—
Total	$1,487,884	$1,458,540
__________________________________
(1) Audit Fees include fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, and other related services that are normally provided in connection with statutory and regulatory filings.
.
The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit services for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any additional interim requests for additional non-audit services that were not contained in the annual pre-approval request will be pre-approved prior to management engaging services from the independent registered public accounting firm. Pre-approval requests normally occur during the quarterly Audit Committee meetings.
All services provided by Ernst & Young LLP during the fiscal year ended December 31, 2020 were pre-approved by the Audit Committee.

OTHER INFORMATION
Stockholder Proposals for the 2022 Annual Meeting
If any stockholder intends to present a proposal to be considered for inclusion in the Company's proxy material in connection with the 2022 annual meeting of stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 Shareholder Proposals) and received by the Corporate Secretary of the Company on or before December 31, 2021. Stockholder proposals to be presented at the 2022 annual meeting of stockholders which are not to be included in the Company's proxy materials must be received by the Company no earlier than February 11, 2022 and no later than March 14, 2022, in accordance with the procedures in the Company's By-laws.
Expenses of Solicitation
The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals.
Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice addressed to those stockholders. This process, which is commonly referred to as "householding," potentially offers the advantages of convenience for stockholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are stockholders may be "householding" our proxy materials. If a stockholder receives a householding notification from his or her broker, a single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise.
Stockholders of record who currently receive multiple copies of the Notice at their address and would like to request "householding" of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a request to our transfer agent in writing addressed to: American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.
Other Matters
The Board does not know of any matters which may be presented at the Annual Meeting other than those specifically set forth in the Notice. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.
Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of our proxy statement or Annual Report. Requests should be addressed to: Investor Relations, Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654, or by telephone at 1-800-354-7993.

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The information presented in this Proxy Statement under "Financial Highlights and Compensation Considerations" regarding Adjusted gross profit and Adjusted EBITDA is not calculated in accordance with accounting principles generally accepted in the United States ("GAAP") and shall not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP. Adjusted gross profit is defined as revenue minus transportation costs. EBITDA is defined as net income excluding the effects of changes in depreciation, amortization, cash and non-cash interest expense, interest income, remeasurement of the net deferred tax liability resulting from the Tax Cuts and Jobs Act ("TCJA") and income taxes. Adjusted EBITDA is defined as EBITDA (as previously defined) excluding the effects of acquisition-related transaction costs, changes in contingent consideration and stock compensation.
We believe such measures provide useful information to investors because they provide information about the financial performance of the Company's ongoing business. In addition, you should be aware when evaluating Adjusted EBITDA, that in the future we may incur expenses similar to those excluded when calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by these or other unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same manner. Our management does not, and you should not, consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. See a reconciliation of Adjusted gross profit and Adjusted EBITDA to net income, the most directly comparable GAAP measure, below:

	Year Ended December 31,
Reconciliation of Non-GAAP Financial Measures	2020	2019	% change
Dollars in millions, except per share data	(unaudited)
Revenue	$2,511.5	$2,185.0	14.9%
Transportation costs	2,118.3	1,798.9	17.8%
Internal use software depreciation	$19.1	$17.9	6.7%
Gross profit	$374.1	$368.1	1.6%
Add: Internal use software depreciation	$19.1	$17.9	6.7%
Adjusted gross profit	$393.2	$386.0	1.9%

Net income	$15.8	$14.8	6.7%
Depreciation	27.5	26.6	3.5%
Amortization	11.0	11.8	(7.0)%
Non-cash interest expense	1.7	7.3	(76.7)%
Cash interest expense	4.3	5.3	(19.2)%
Income tax expense	7.7	7.0	9.2%
EBITDA	$68.0	$72.9	(6.7)%
Change in contingent consideration	(0.4)	1.1	(142.6)%
Stock compensation expense	11.4	10.2	11.5%
Adjusted EBITDA	$78.9	$84.1	(6.2)%
Note: Amounts may not foot due to rounding.

A-1

APPENDIX B

Amended and Restated Echo Global Logistics, Inc.
2008 Stock Incentive Plan
(as amended and restated effective April 19, 2021)

AMENDED AND RESTATED
ECHO GLOBAL LOGISTICS, INC. 2008 STOCK INCENTIVE PLAN
TABLE OF CONTENTS

                                                     Page
Article 1.    Establishment, Objectives and Duration                            B-3
Article 2.    Definitions                                        B-3
Article 3.    Administration                                        B-6
Article 4.    Shares Subject to the Plan, Maximum Awards, Limitations on Vesting            B-7
Article 5.    Eligibility and Participation                                B-8
Article 6.    Options                                            B-9
Article 7.    Stock Appreciation Rights                                B-10
Article 8.    Restricted Stock and Restricted Stock Units                        B-11
Article 9.    Performance Shares                                    B-12
Article 10.    Other Stock Awards                                    B-12
Article 11.    Performance Measures                                    B-12
Article 12.    Beneficiary Designation                                    B-13
Article 13.    Deferrals and Code Section 409A                                B-13
Article 14.    Rights of Participants                                    B-14
Article 15.    Amendment, Modification and Termination                        B-15
Article 16.    Nontransferability of Awards                                B-15
Article 17.    Withholding                                        B-16
Article 18.    Indemnification                                        B-16
Article 19.    Successors                                        B-16
Article 20.    Breach of Restrictive Covenants                                B-16
Article 21.    Legal Construction                                    B-16

AMENDED AND RESTATED
ECHO GLOBAL LOGISTICS, Inc. 2008 STOCK INCENTIVE PLAN
Article 1. Establishment, Objectives and Duration
1.1 Establishment of the Plan. Echo Global Logistics, Inc., a Delaware corporation, hereby establishes this Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan (the "Plan") as set forth herein. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and other Stock Awards. In addition, the Plan provides the opportunity for the deferral of the payment of salary, bonuses and other forms of incentive compensation in accordance with Section 409A.
The Plan became originally effective on October 1, 2009 and will remain in effect as provided in Section 1.3 hereof. The Plan was amended and restated effective June 2, 2010. The Plan was further amended and restated effective June 20, 2012 and June 16, 2017. The Plan is further amended and restated effective April 19, 2021, subject to approval by the Company’s stockholders at the 2021 annual meeting.
1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its business is largely dependent.
1.3 Duration of the Plan. The Plan will commence on the Effective Date, as described in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan's provisions. In no event may an Award be granted under the Plan on or after the tenth annual anniversary of the Effective Date.
1.4 Plan Merger. The Company's Echo Global Logistics, LLC 2005 Stock Option Plan was merged into this Plan as of October 1, 2009. Except with respect to rights that may be protected under prior award agreements, stock or unit options awarded and equity interests authorized for awards under the Prior Plan shall be governed by, and available under, the terms of this Plan.
Article 2. Definitions
Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:
"Affiliate" means (a) for purposes of Incentive Stock Options, any corporation that is a Parent or Subsidiary of the Company, and (b) for all other purposes hereunder, an entity that is (directly or indirectly) controlled by, or controls, the Company.
"Award" means, individually or collectively, a grant under this Plan to a Participant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and other Stock Awards.
"Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2.
"Board" or "Board of Directors" means the Board of Directors of the Company.
"Cause" shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company or an Affiliate. If there is no employment, consulting, or other written agreement between the Participant and the Company or an Affiliate, or if such agreement does not define "Cause," then "Cause" shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, "Cause" shall mean the Participant's:
(a)    willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting from his or her incapacity due to physical or mental illness);

(b)    commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or
(c)    commission or conviction of, or plea of nolo contendere to, any felony or any crime materially injurious to the Company or an Affiliate.
An act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. Determination of Cause shall be made by the Committee in its sole discretion, and may be applied retroactively if, after the Participant terminates Service, it is discovered that Cause occurred during Participant's Service.
"Change in Control" means the occurrence of any one or more of the following:
(a)    An effective change in control pursuant to which any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company representing more than thirty-five percent (35%) of the voting power of the Company's then outstanding stock; provided, however, that a Change in Control shall not be deemed to occur by virtue of any of the following acquisitions: (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities;
(b)    Any person or persons acting as a group acquires beneficial ownership of Company stock that, together with Company stock already held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or voting power of the Company's then outstanding stock. The acquisition of Company stock by the Company in exchange for property, which reduces the number of outstanding shares and increases the percentage ownership by any person or group to more than 50% of the Company's then outstanding stock will be treated as a Change in Control;
(c)    Individuals who constitute the Board immediately after the Effective Date (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board during any 12-month period; provided, however, that any person becoming a Director subsequent thereto whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) shall be an Incumbent Director, provided that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board (including, without limitation, any settlement thereof) shall be deemed to be an Incumbent Director;
(d)    Any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of at least forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition. For purposes of this section, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with such assets. The event described in this paragraph (d) shall not be deemed to be a Change in Control if the assets are transferred to (i) any owner of Company stock in exchange for or with respect to the Company's stock, (ii) an entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the entity's total value or total voting power, (iii) any person that owns, directly or indirectly, at least fifty percent (50%) of the Company stock, or (iv) an entity in which a person described in (d)(iii) above owns at least fifty percent (50%) of the total value or voting power. For purposes of this section, and except as otherwise provided, a person's status is determined immediately after the transfer of the assets; or
(e)    Upon the happening of any other event(s) designated as a change in control event for purposes of Section 409A.
In no event will a Change in Control be deemed to have occurred, with respect to the Participant, if an employee benefit plan maintained by the Company or an Affiliate or the Participant is part of a purchasing group that consummates the transaction that would otherwise result in a Change in Control. The employee benefit plan or the Participant will be deemed "part of a purchasing group" for purposes of the preceding sentence if the plan or the Participant is an equity participant in the purchasing company or group, except where participation is: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors.
"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" shall mean the Compensation Committee of the Board of Directors, the composition of which shall consist of at least two directors who are "independent directors" within the meaning of the marketplace rules of The NASDAQ Stock Market and "non-employee directors" within the meaning of Exchange Act Rule 16b-3.
"Company" means Echo Global Logistics, Inc., a Delaware corporation, and any successor thereto as provided in Article 19.
"Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity and who is not a Director or an Employee.
"Director" means any individual who is a member of the Board of Directors.
"Disability" shall mean:
(a)    A physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan of the Company applicable to him or her;
(b)    If the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act;
(c)    When used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Code Section 22(e)(3); or
(d)    Such other condition as may be determined by the Committee to constitute "disability" under Section 409A.
"Effective Date" is April 19, 2021.
"Employee" means any person employed by the Company or an Affiliate in a common law employee-employer relationship, as determined by the Committee. A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred and eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
"Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.
"Fair Market Value" of a Share on any given date shall be determined by the Committee as follows:
(a)     If the Share is listed for trading on The NASDAQ Stock Market (“NASDAQ”) or one or more other national securities exchanges, the last reported sales price on the NASDAQ or such other exchange on the date in question, or if such Share shall not have been traded on the NASDAQ or such other exchange on such date, the last reported sales price on the NASDAQ or such other exchange on the first day prior thereto on which such Share was so traded;
(b)    If the Share is not listed for trading, by any means determined fair and reasonable by the Committee, which determination shall be final and binding on all parties; or
(c)    Where the Participant pays the Exercise Price and/or any related withholding taxes to the Company by tendering Shares issuable to the Participant upon exercise of an Option, the actual sale price of the Shares.
"Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.
"Nonstatutory Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.
"Option" means an Incentive Stock Option or a Nonstatutory Stock Option, as described in Article 6.
"Parent" means a "parent corporation," whether now or hereafter existing, as defined in Code Section 424(e).
"Participant" means an Employee, Consultant or Director who the Committee has selected to participate in the Plan pursuant to Section 5.2 and who has an Award outstanding under the Plan.
"Performance Period" means the time period during which performance objectives must be met in order for a Participant to earn Performance Shares granted under Article 9.

"Performance Share" means an Award of Shares with an initial value equal to the Fair Market Value of a Share on the date of grant, which is based on the Participant's attainment of certain performance objectives specified in the Award Agreement, as described in Article 9.
"Personal Leave" means a leave of absence as described in Section 5.3.
"Plan" means the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan, as set forth in this document, and as amended from time to time.
"Prior Plan" means the Echo Global Logistics LLC 2005 Stock Option Plan. The Prior Plan was merged into this Plan as of October 1, 2009 and stock or unit options awarded and equity interests authorized for award under the Prior Plan shall be governed by, and available under, the terms of this Plan.
"Restriction Period" means the period during which the transfer of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, in its sole discretion) or the Restricted Stock is not vested.
"Restricted Stock" means a contingent grant of Shares awarded to a Participant pursuant to Article 8. The Shares awarded to the Participant will vest over the Restriction Period and according to the time-based or performance-based criteria specified in the Award Agreement.
"Restricted Stock Unit" or "RSU" means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) valued solely by reference to Shares, (b) subject to restrictions specified in the Award Agreement, and (c) payable in cash or in Shares (as specified in the Award Agreement). The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.
"Section 409A" means Code Section 409A and any applicable regulations or interpretive authority thereunder.
"Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor act thereto.
"Service" means the provision of services to the Company or an Affiliate in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant. For purposes of this Plan, the transfer of an Employee from the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service. However, if the Affiliate for which an Employee, Director or Consultant is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and the Employee, Director or Consultant ceases to perform services for the Company or any Affiliate, the Employee, Director or Consultant shall incur a termination of Service.
"Shares" means the shares of common stock, $0.0001 par value of the Company, or any successor or predecessor equity interest in the Company.
"Stock Appreciation Right" or "SAR" means an Award of the contingent right to receive Shares or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Shares, pursuant to the terms of Article 7.
"Stock Award" means an Award of Shares pursuant to the terms of Article 10.
"Subsidiary" means a "subsidiary corporation" whether now or hereafter existing, as defined in Code Section 424(f).
"Vested" means, with respect to an Option, that such Option has become fully or partly exercisable; provided, however, that notwithstanding its status as a Vested Option, an Option shall cease to be exercisable pursuant to (and while exercisable shall be subject to) such terms as are set forth herein and in the relevant Award Agreement. Similarly, terms such as "Vest," "Vesting," and "Unvested" shall be interpreted accordingly.
Article 3. Administration
3.1 The Committee. The Plan will be administered by the Committee, or by any other committee appointed by the Board whose composition satisfies the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act and the "independent director" requirements of the marketplace rules of The NASDAQ Stock Market, or any successor regulations or provisions.
3.2 Authority of the Committee. Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select Employees, Directors and Consultants to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan, including to an officer of the Company to designate the Employees (other than such officer himself or herself) to receive Awards and to determine the number of Shares subject to the Awards that such Employees will receive.
The duties of the Committee or its delegatee shall also include, but shall not be limited to, making disbursements and settlements of Awards, creating trusts, and determining whether to defer or accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to, Options, Restricted Stock and Restricted Stock Units, Performance Shares, Stock Appreciation Rights and other Stock Awards. Subject only to compliance with the express provisions of the Plan and compliance with relevant federal and state securities laws, the Committee or its delegatee may act in its, his, or her sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan.
3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its stockholders, all Affiliates, Employees, Participants and their estates and beneficiaries.
3.4 Change in Control. Unless otherwise provided in an Award Agreement or a written employment agreement (between an Employee and the Company or an Affiliate), in the event of a Change in Control, unless an Award is assumed or substituted by an acquiring or successor company, with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to such Award immediately prior to the Change in Control, then (i) all outstanding Options or SARs shall become fully vested and exercisable as of the date of the Change in Control, whether or not otherwise then exercisable, (ii) all service-based restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control, and (iii) the payout level under any performance based restriction shall be deemed to have been earned at the higher of (y) actual achievement of the performance measures through the date of the Change in Control or (z) target on a pro-rated basis based on the time elapsed during the Performance Period through the date of the Change in Control. Notwithstanding the foregoing, the Committee may provide that in the event of a Change in Control, (i) an Award with performance measures may vest based on actual achievement of the performance measures through the date of the Change in Control and/or an Award with performance measures may be paid/vested on a pro-rated basis based on the time elapsed during the Performance Period through the date of the Change in Control and (ii) an Award may accelerate if the Participant is terminated for “good reason” (as such term is defined under an Award Agreement or a written employment agreement (between an Employee and the Company or an Affiliate)) or without Cause following or in connection with the Change in Control. In addition, in the event of a Change in Control, the Committee may, in its discretion and upon at least five days’ advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such Awards based upon the price per share of a Share received or to be received by other stockholders of the Company in the event of a Change in Control. Notwithstanding the above, the Committee shall exercise all of the foregoing discretion over any Award subject to Section 409A.
Article 4. Shares Subject to the Plan, Maximum Awards, Limitations on Vesting
4.1 Number of Shares Available for Awards.
(a)    Subject to adjustment as provided below and in Sections 4.2 and 4.3:
(i) The maximum number of Shares that may be issued or transferred to Participants under the Plan will be 4,250,000.
(ii) The maximum number of Shares that may be issued or transferred to Participants as Incentive Stock Options is 500,000.
(iii) The aggregate of all Awards that may be granted during any calendar year to any one Participant, under all types of Awards, shall not exceed 500,000 Shares or Share equivalent units under the Plan, whether the Awards are paid in Shares or in cash.
(iv) Notwithstanding the foregoing, the aggregate of all Awards that may be granted during any calendar year to any one Participant, under all types of Awards, who is a non-employee Director shall not exceed 500,000 Shares or Share equivalents under the Plan, whether the Awards are paid in Shares or in cash, provided that when taken together with any cash fees paid to such non-employee Director in such calendar year with respect to his or her service as a Director, such aggregate compensation shall not exceed $650,000 in total value (calculating the value of any such Awards based on the fair value at the time of grant for financial reporting purposes, if applicable and Fair Market Value for any other compensation).
(b)    The Prior Plan was merged into and continued in the form of this Plan as of October 1, 2009. Awards made and Shares awarded under the Prior Plan prior to October 1, 2009, which remain outstanding on October 1, 2009, plus any Shares available for grant under the Prior Plan (including Shares subject to prior awards that expire unexercised or that are forfeited, terminated or canceled and Shares that are surrendered or withheld from any award under such Prior Plan to satisfy a participant's tax withholding) shall be governed by and available under the terms of this Plan, but shall not count against the number of Shares authorized under the first sentence of Section 4.1(a) above to the extent Shares remain available for issuance under the Prior Plan. To the extent that Awards are granted under the Prior Plan in excess of the number of Shares available for issuance under the Prior Plan, such Awards will be available for issuance under this Plan and will count against the number of Shares authorized under the first sentence of Section 4.1(a) above. No additional awards will be made under the Prior Plan on or after October 1, 2009.
4.2 Lapsed Awards. If Awards are forfeited, cancelled, or are terminated for any other reason before being exercised, distributed or otherwise settled, then the Shares underlying such Awards will thereafter be deemed to be available for Award. Shares that were (i) delivered by attestation to, or withheld by, the Company in connection with the exercise of an Option awarded under the Plan or in payment of any required income tax withholding for the exercise of an Option or the taxable event related to any other Award awarded under the Plan, (ii) repurchased by the Company on the open market or (iii) not issued due to a net settlement of an Award shall not be deemed to be available to be granted under the Plan.
4.3 Adjustments in Authorized Shares.
(a)    In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, share combination, or other such change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights and provided that the number of Shares subject to any Award shall always be a whole number.
(b)    Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.
4.4 Minimum Vesting Requirements. All Awards shall be subject to a minimum vesting period of one year from the date of grant and no Award may provide for partial or graduated vesting beginning less than one year from the date of grant. Notwithstanding the foregoing, (i) an Award Agreement or a written employment agreement (between an Employee and the Company or an Affiliate) may permit acceleration of vesting of an Award in the event of the Participant’s death, Disability, retirement (as defined by Company policy), termination without Cause, termination for “good reason” (as such term is defined under an Award Agreement or a written employment agreement (between an Employee and the Company or an Affiliate)) or other termination of Service or the occurrence of a Change in Control and (ii) the Committee may grant Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan without respect to the aforementioned minimum vesting requirements.
Article 5. Eligibility and Participation
5.1 Eligibility. An Employee shall be deemed eligible for participation upon such Employee's first day of Service. Additionally, non-Employee Directors and Consultants and/or their representatives who are chosen from time to time at the sole discretion of the Committee to receive one or more Awards are also eligible to participate in the Plan.
5.2 Actual Participation. Subject to the provisions of the Plan, the Committee will, from time to time, select those Employees, non-Employee Directors and Consultants to whom Awards will be granted, and will determine the nature and amount of each Award.
5.3 Personal Leave Status.
(a)    Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant's leave of absence as "Personal Leave." No Options shall be granted to a Participant during Personal Leave. A Participant's Unvested Options shall remain Unvested during such Personal Leave and the time spent on such Personal Leave shall not count towards the Vesting of such Options. A Participant's Vested Options that may be exercised pursuant to Section 6.6 hereof shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Options. Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant's Options have not lapsed, the Options shall remain exercisable for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.

(b)    The Committee, in its sole discretion, may waive or alter the provisions of this Section 5.3 with respect to any Participant. The waiver or alteration of such provisions with respect to any Participant shall have no effect on any other Participant.
Article 6. Options
6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, non-Employee Directors and Consultants in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.
6.2 Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or Vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.
6.3 Exercise Price. The Exercise Price for each Share subject to an Option will be determined by the Committee; provided, however, that the exercise price of Incentive Stock Options shall in all cases be equal or greater to the Fair Market Value on the date the Option is granted.
6.4 Duration of Options. Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.
6.5 Dividends and Dividend Equivalents. No dividends or dividend equivalents shall be paid in connection with the Options.
6.6 Exercise of Options. Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.
6.7 Payment. The holder of an Option may exercise the Option only by delivering a written notice, or if permitted by the Committee, in its discretion and in accordance with procedures adopted by it, by delivering an electronic notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment of the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.
The Exercise Price and any related withholding taxes will be payable to the Company in full: (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares owned by the Participant duly endorsed for transfer to the Company, or Shares issuable to the Participant upon exercise of the Option; (c) any combination of (a) and (b); or (d) by any other means the Committee determines to be consistent with the Plan's purposes and applicable law. The Committee, in its discretion, may require that no Shares may be tendered until such Shares have been owned by the Participant for at least six months (or such other period determined by the Committee).
6.8 Special Provisions for ISOs. Notwithstanding any other provision of this Article 6 to the contrary, the following special provisions shall apply to any Award of Incentive Stock Options:
(a)    The Committee may award Incentive Stock Options only to Employees.
(b)    An Option will not constitute an Incentive Stock Option under this Plan to the extent it would cause the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.
(c)    If the Employee to whom the Incentive Stock Option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of the Company or any Affiliate, then: (i) the exercise Price for each Share subject to an Incentive Stock Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Share on the Effective Date of the Award; and (ii) the Option will expire upon the earlier of (A) the time specified by the Committee in the Award Agreement, or (B) the fifth anniversary of the date of grant.
(d)    No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Company's stockholders approve the Plan. If such stockholder approval is not obtained within 12 months after the Board's adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options. No Option that is intended to be an Incentive Stock Option may be granted under the Plan after the tenth anniversary of the date the Company adopted the Plan or the Company's stockholders approved the Plan, whichever is earlier.
(e)    An Incentive Stock Option must be exercised, if at all, by the earliest of (i) the time specified in the Award Agreement, (ii) three months after the Participant's termination of Service for a reason other than death or Disability, or (iii) twelve months after the Participant's termination of Service for death or Disability.

(f)    An Option that is intended but fails to be an ISO shall be treated as an NQSO for purposes of the Plan.
6.9 Restrictions on Share Transferability.
The Committee may impose such restrictions on any Shares acquired through the exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.
6.10 Termination of Service. Unless the applicable Award Agreement provides otherwise and subject to Section 6.8(e):
(a)    In the event that the Service of a Participant is terminated by the Company for any reason other than Cause, Disability or death, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) one year from the date of such Service termination. Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination.
(b)    In the event that the Service of a Participant with the Company terminates on account of the Disability or death of the Participant, Options that are exercisable at the time of such termination shall remain exercisable until the expiration of the term of the Option. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.
(c)    In the event of termination of a Participant's Service for Cause, all outstanding Options granted to such Participant shall expire as of the commencement of business on the date of such termination.
(d)    In the event of a Participant's termination of Service for any reason other than those described in subsections (a), (b) and (c) of this Section 6.10, Options that are exercisable at the time of such termination shall remain exercisable until the earlier of (i) the remaining exercise period or (ii) 30 days from the date of such termination. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.
Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service. However, notwithstanding any other provision herein to the contrary, no additional Options will Vest after a Participant's Service ceases or has terminated for any reason, whether such cessation or termination is lawful or unlawful.
Article 7. Stock Appreciation Rights
7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee. Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.
The grant price for any SAR shall be determined by the Committee, but the grant price for any SAR intended to be exempt from Section 409A shall in all cases be equal or greater to the Fair Market Value on the date the SAR is granted. If the Committee determines that a SAR shall have a grant price that at any time can be less than the Fair Market Value on the date of grant, such SAR shall be subject to Section 409A and the provisions of Article 13 of the Plan.
7.2 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.3 Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, whether settlement of the SAR will be made in cash or in Shares, the term of the SAR and such other provisions as the Committee determines.
7.4 Term of SAR. The term of a SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.
7.5 Payment of SAR Amount. Upon the exercise of a SAR with respect to a Share, a Participant will be entitled to receive an amount equal to the excess, if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement. As specified in the Award Agreement, the payment that may become due upon SAR exercise may be made in cash, in Shares or in any combination of the two.
7.6 Termination of Service. Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of Service.

7.7 Dividends and Dividend Equivalents. No dividends or dividend equivalents shall be paid in connection with the SARs.
Article 8. Restricted Stock and Restricted Stock Units
8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to Participants in such amounts as it determines.
8.2 Deferral of Compensation into Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, allow (or require, as to bonuses) selected Employees and Directors to defer the payment of any portion of their salary or bonuses or both pursuant to this section. A Participant's deferral under this section will be credited to the Participant in the form of Restricted Stock Units. The Committee will establish rules and procedures for the deferrals, as it deems appropriate and in accordance with Article 13 of the Plan.
If a Participant's compensation is deferred under this Section 8.2, he or she will be credited, as of the date specified in the Award Agreement, with a number of Restricted Stock Units no less than the amount of the deferral divided by the Fair Market Value on that date, rounded to the nearest whole unit.
8.3 Award Agreement. Each grant of Restricted Stock or Restricted Stock Units will be evidenced by an Award Agreement that specifies the restrictions, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.
8.4 Other Restrictions. Subject to Article 12, the Committee may impose such other conditions or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.
The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.
8.5 Payment of Awards. Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Stock Unit will be paid out in cash or Shares (as specified in the Award Agreement) to the Participant following the last day of any applicable restriction (as specified in the Award Agreement), within 2-1/2 months following the end of the calendar year in which such restrictions lapse, but shall be paid no later than the end of such calendar year or on the date provided in the Award Agreement.
8.6 Voting Rights. During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless otherwise provided in an Award Agreement.
8.7 Dividends and Other Distributions. During the Restriction Period, Participants awarded Shares of Restricted Stock hereunder will be credited with regular cash dividends paid on those Shares. Dividends on vested Shares shall be paid as soon as practicable as dividends are received by other Company stockholders. Dividends on unvested Shares shall be subject to the same vesting conditions as the underlying Shares, and will be targeted to be paid within 2-1/2 months following the end of the calendar year in which the underlying Shares vest, but shall be paid no later than the end of the calendar year following the year in which the underlying Shares vest unless otherwise deferred pursuant to Article 13.
An Award Agreement may provide that, Participants awarded Restricted Stock Units shall be credited with regular cash dividend equivalents paid with respect to those Share equivalent units. Dividends on vested Shares shall be paid as soon as practicable as dividends are received by other Company stockholders. Dividends on unvested Shares shall be subject to the same vesting conditions as the underlying Shares, and will be targeted to be paid within 2-1/2 months following the end of the calendar year in which the underlying Shares vest, but shall be paid no later than the end of the calendar year following the year in which the underlying Shares vest unless otherwise deferred pursuant to Article 13.
8.8 Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock or Restricted Stock Units after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock or Restricted Stock Units, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 9. Performance Shares
9.1 Grant of Performance Shares. Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines. The Award of Performance Shares may be based on the Participant's attainment of performance objectives, or the vesting of an Award of Performance Shares may be based on the Participant's attainment of performance objectives, each as described in this Article 9.
9.2 Value of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met will be called a "Performance Period" and will be set by the Committee in its discretion.
9.3 Earning of Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout on the number and value of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.
9.4 Award Agreement. Each grant of Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Shares), and such other provisions as the Committee determines.
9.5 Form and Timing of Payment of Performance Shares. Except as provided in Article 13, the payment date of earned Performance Shares will be within the first two and one-half (2-1/2) months following the end of the later of the calendar year or tax year of the Company in which the Performance Shares are earned, but in no event later than the end of the calendar year following the calendar year in which the Performance Shares are earned. The Committee will pay earned Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee. An Award Agreement may provide that, Participants awarded Performance Shares shall be credited with regular cash dividend equivalents paid with respect to those Share equivalent units. Dividends on vested Shares shall be paid as soon as practicable as dividends are received by other Company stockholders. Dividends on unvested Shares shall be subject to the same vesting conditions as the underlying Shares, and will be targeted to be paid within 2-1/2 months following the end of the calendar year in which the underlying Shares vest, but shall be paid no later than the end of the calendar year following the year in which the underlying Shares vest unless otherwise deferred pursuant to Article 13.
9.6 Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to retain Performance Shares after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all Awards of Performance Shares, and may reflect, among other things, distinctions based on the reasons for termination of Service.
Article 10. Other Stock Awards
Subject to the terms of the Plan, other Stock Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines, provided that no dividends shall be paid, unless subject to the same vesting conditions as the underlying other Stock Award.
Article 11. Performance Measures
(a)    The Committee may grant performance-based Awards subject to performance measures that may include, but are not limited, to any of the following (or any combination of the same): earnings before interest and taxes (EBIT);
(b)    earnings before interest, taxes, depreciation and amortization (EBITDA);
(c)    net earnings;
(d)    operating earnings or income;
(e)    earnings growth;
(f)    net income (absolute or competitive growth rates comparative);
(g)    net income applicable to Shares;
(h)    cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(i)    earnings per Share;
(j)    return on stockholders' equity (absolute or peer-group comparative);
(k)    stock price and/or total shareholder or stockholder return (absolute or peer-group comparative);
(l)    absolute and/or relative return on common stockholders' equity;
(m)    absolute and/or relative return on capital;
(n)    absolute and/or relative return on assets;
(o)    economic value added (income in excess of cost of capital);
(p)    customer satisfaction;
(q)    expense reduction;
(r)    ratio of operating expenses to operating revenues;
(s)    gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);
(t)    revenue backlog;
(u)    margins realized on delivered services; and
(v)    employee engagement.
The Committee may specify any reasonable definition of the performance measure(s) it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including, but not limited to: realized investment gains and losses; items determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence; other unusual or non-recurring items; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other objective measures.
The Committee will have the discretion to adjust targets set for pre-established performance objectives.
Article 12. Beneficiary Designation
Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant's lifetime. If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death will be paid in the following order: (i) first to Participant’s beneficiary for purposes of the Company’s 401(k) plan, (ii) second to the Participant’s legal spouse and (iii) third to the Participant's estate.
Article 13. Deferrals and Code Section 409A
13.1 Purpose. As provided in an Award Agreement, the Committee may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A) in accordance with this Article 13.
13.2 Initial Deferral Elections. The deferral of an Award or compensation otherwise payable to the Participant shall be set forth in the terms of the Award Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:
(a)    A Participant may make a deferral election with respect to an Award (or compensation giving rise thereto) at any time in any calendar year preceding the year in which services giving rise to such compensation or Award are rendered.
(b)    In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan (aggregating other plans of its type as defined in Section 1.409A-1(c) of the applicable regulations), the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided that such election may apply only with respect to the portion of the Award or compensation attributable to services to be performed subsequent to the election.

(c)     Where the grant of an Award or payment of compensation or the vesting is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs Service, a Participant may make a deferral election no later than six months prior to the end of the applicable performance period.
(d)    Where the vesting of an Award is contingent upon the Participant's continued Service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an Award.
(e)     A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A.
13.3 Distribution Dates. Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award Agreement, which may be upon the earliest or latest of one or more of the following:
(a)    a fixed date as set forth in the Award Agreement or pursuant to a Participant's election;
(b)     the Participant's death;
(c)    the Participant's Disability;
(d)    a change in control event (as defined in Section 409A);
(e)    an unforeseeable emergency, as defined in Section 409A and implemented by the Committee;
(f)     a Participant's termination of Service, or in the case of a Key Employee (as defined in Section 409A) six months following the Participant's termination of Service; or
(g)     such other events as permitted under Section 409A.
13.4 Restrictions on Distributions. No distribution may be made pursuant to the Plan if the Committee reasonably determines that such distribution would (i) violate federal securities laws or other applicable law; (ii) violate Section 409A; or (iii) violate a loan covenant or similar contractual requirement of the Company causing material harm to the Company. In any such case, distribution shall be made at the earliest date at which the Company determines such distribution would not trigger clause (i), (ii) or (iii) above.
13.5 Redeferrals. The Company, in its discretion, may permit the Participant to make a subsequent election to delay a distribution date, or, as applicable, to change the form of distribution payments, attributable to one or more events triggering a distribution, so long as (i) such election may not take effect until at least twelve (12) months after the election is made, (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (iii) such election may not be made less than twelve (12) months prior to the date the distribution was to be made.
13.6 Termination of Deferred Compensation Arrangements. In addition, the Company may in its discretion terminate the deferred compensation arrangements created under this Plan subject to the following:
(a)     the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control (as defined in Section 409A), provided that all payments under such arrangement are distributed in full within 12 months after termination;
(b)     the arrangement may be terminated in the Company's discretion at any time, provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after the termination, and (iii) the Company does not adopt a new arrangement of a similar type for a period of five years following the termination of the arrangement; and
(c)     the arrangement may be terminated within 12 months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of (i) the end of the calendar year of the termination, (ii) the calendar year in which such payments are fully vested, or (iii) the first calendar year in which such payment is administratively practicable.
Article 14. Rights of Participants
14.1 Employment and Service. Nothing in the Plan will confer upon any Participant any right to continue in the employ or Service of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or Service at any time.
14.2 Participation. No Employee, Consultant or Director will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

Article 15. Amendment, Modification and Termination
15.1 Amendment, Modification and Termination.
(a)     General. The Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. The Committee will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3), without the approval of the Company’s stockholders.
(b)     No Repricing. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except as provided in Sections 4.3 and 15.2, the Committee will not, however, modify any outstanding Option or SAR so as to specify a lower Exercise Price or grant price (and will not cancel an Option or SAR and substitute for it an Option or SAR with a lower Exercise Price or grant price), without the approval of the Company’s stockholders. In addition, except as provided in Sections 4.3 and 15.2, the Committee may not cancel an outstanding Option or SAR whose Exercise Price or grant price is less than or equal to the then current Fair Market Value of a Share and substitute for it another Award or cash payment, without the prior approval of the Company’s stockholders. Notwithstanding the foregoing, no modification of an Award will materially alter or impair any rights or obligations under any Award already granted under the Plan, without the prior written consent of the Participant.
15.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards, as may be determined to be appropriate and equitable by the Committee.
15.3 Awards Previously Granted. No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.
Article 16. Nontransferability of Awards.
Except as otherwise provided in a Participant's Award Agreement, no Option, SAR, Performance Share, Restricted Stock, or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). All rights with respect to Performance Shares, Restricted Stock and Restricted Stock Units will be available during the Participant's lifetime only to the Participant or his or her guardian or legal representative. Except as otherwise provided in a Participant's Award Agreement or in paragraph (a) below, all Options and SARs will be exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative. The Participant's beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the Participant's death. The Committee may, in its discretion, require a Participant's guardian, legal representative or beneficiary to supply it with the evidence the Committee deems necessary to establish the authority of the guardian, legal representative or beneficiary to act on behalf of the Participant.
(a)    Notwithstanding the foregoing, with respect to any Nonstatutory Stock Options, each Participant shall be permitted at all times to transfer any or all of the Options, or, in the event the Options have not yet been issued to the Participant, the Company shall be permitted to issue any or all of the Options, to certain trusts designated by the Participant as long as such transfer or issuance is made as a gift (i.e., a transfer for no consideration, with donative intent), whether during his or her lifetime or to take effect upon (or as a consequence of) his or her death, to his or her spouse or children. Gifts in trust shall be deemed gifts to every beneficiary and contingent beneficiary, and so shall not be permitted under this paragraph (a) if the beneficiaries or contingent beneficiaries shall include anyone other than such spouse or children. Transfers to a spouse or child for consideration, regardless of the amount, shall not be permitted under this Plan. Notwithstanding any of the preceding in this Section 16(a), under no circumstances will a Participant be permitted to transfer a stock option to a third-party financial institution without prior stockholder approval.
(b)    Any Options issued or transferred under this Article 16 shall be subject to all terms and conditions contained in the Plan and the applicable Award Agreement. If the Committee makes an Option transferable, such Option shall contain such additional terms and conditions, as the Committee deems appropriate.

Article 17. Withholding
17.1 Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, up to the maximum amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan (or another amount, if determined by the Committee not to result in adverse accounting consequences to the Company).
17.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) up to the maximum withholding tax required to be collected on the transaction (or another amount, if determined by the Committee not to result in adverse accounting consequences to the Company). The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds, in cash, to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.
Article 18. Indemnification
Each person who is or has been a member of the Committee or the Board, and any officer or Employee to whom the Committee has delegated authority under Section 3.1 or 3.2 of the Plan, will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.
Article 19. Successors
All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.
Article 20. Breach of Restrictive Covenants
An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any competition, nonsolicitation or nondisclosure provisions contained in the Award Agreement, whether during or after termination of Service, the Participant will forfeit:
(a)    any and all Awards granted or transferred to him or her under the Plan, including Awards that have become Vested; and
(b)    the profit the Participant has realized on the exercise of any Options, which is the difference between the Exercise Price of the Options and the applicable Fair Market Value of the Shares (the Participant may be required to repay such difference to the Company).
Article 21. Legal Construction
21.1 Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and any singular term includes the plural.
21.2 Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

21.3 Requirements of Law. The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.
21.4 Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or more than ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
If at any time the Committee determines that exercising an Option or a SAR or issuing Shares pursuant to an Award would violate applicable securities laws, the Option or SAR will not be exercisable and the Company will not be required to issue Shares. The Company may require a Participant to make written representations it deems necessary or desirable to comply with applicable securities laws. No person who acquires Shares under the Plan may sell the Shares, unless he or she makes the offer and sale pursuant to an effective registration statement under the Exchange Act, which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Securities Act.
21.5 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.
21.6 Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant's rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.
21.7 Governing Law and Forum. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Illinois. Except as otherwise provided in an Award Agreement, any action or proceeding to enforce the Plan and all agreements hereunder shall be brought only in a state or federal court located in the state of Illinois, Cook county. The Company and all Participants and their beneficiaries hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.
21.8 Electronic Delivery and Evidence of Award. The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party) all documents relating to the Plan or any Award hereunder (including, without limitation, any Award Agreement and prospectus required by the SEC) and all other documents that the Company is required to deliver to its securities holders (including, without limitation, annual reports and proxy statements). In addition, evidence of an Award may be in electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book entry form in the name of the Participant.
21.9 No Limitation on Rights of the Company. The grant of the Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
21.10 Participant to Have No Rights as a Stockholder. Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a stockholder with respect to those Shares.
21.11 Clawback / Forfeiture. As required by law or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements).

ECHO Transportation Simplified™

ECHO GLOBAL LOGISTICS, INC.
ATTN: PETER M. ROGERS
600 WEST CHICAGO AVENUE, STE 725
CHICAGO, IL 60654

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery information. Vote by 11:59 P.M. ET on June 10, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**During The Meeting - Go to www.virtualshareholdermeeting.com/ECHO2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 10, 2021. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

| Nominees | For | Against | Abstain |
|---|---|---|---|
| 1a. Douglas R. Waggoner | ☐ | ☐ | ☐ |
| 1b. Samuel K. Skinner | ☐ | ☐ | ☐ |
| 1c. Matthew Ferguson | ☐ | ☐ | ☐ |
| 1d. David Habiger | ☐ | ☐ | ☐ |
| 1e. William M. Farrow III | ☐ | ☐ | ☐ |
| 1f. Virginia L. Henkels | ☐ | ☐ | ☐ |

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021. | ☐ | ☐ | ☐ |
| 3. Advisory approval of the Company's named executive officer compensation. | ☐ | ☐ | ☐ |
| 4. Approve the amendment and restatement of the 2008 Stock Incentive Plan. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

0000510652_1 R1.0.0.177

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

**ECHO GLOBAL LOGISTICS, INC.**
**Annual Meeting of Stockholders**
**June 11, 2021**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints Samuel K. Skinner and Peter M. Rogers, and either of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Echo Global Logistics, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 11, 2021 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES AT THE MEETING (A) "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED UNDER PROPOSAL 1, (B) "FOR" PROPOSAL 2, (C) "FOR" PROPOSAL 3 AND (D) "FOR" PROPOSAL 4. IF A BOX IS CHECKED, THE SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

0000510652_2 R1.0.0.177

**Continued and to be signed on reverse side**